UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FANGMAX ARTIFACTS CORP.
(Exact name of registrant as specified in its charter)

Nevada	3260	99-0373368
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

555 California Street, Suite 4925

San Francisco, CA 94104

Telephone: (415) 695-1900  Facsimile: (415) 659-1950
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	41,276,026	$1.50 per share	$61,914,039.00	$8,445.07
Common Stock	10,000,000 (2)	$1.50 per share	$15,000,000	$2,046.00
TOTAL	51,276,026	$1.50 per share	$76,914,039.00	$10,491.07

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2)

Being sold in a Direct Public Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated September ___, 2013

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PROSPECTUS

FANGMAX ARTIFACTS CORP.

51,276,026 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering 41,276,026 shares of common stock and we are offering 10,000,000 shares of common stock on our own account through this prospectus for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 to 10 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $1.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by us and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.

There is no assurance of when, if ever, our stock will be listed on an exchange.  We are offering up to 10,000,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officers and directors will attempt to sell the shares, without any involvement of underwriters or broker-dealers.  This prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell.  Our officers and directors will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the section of this prospectus entitled "Plan of Distribution”.  The shares will be offered at a fixed price of $1.50 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: September ___, 2013

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4

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are a development stage company.  From inception to May 31, 2013, we have earned no revenues.  We have $46,217 in assets, and have incurred losses since inception.

We are a start-up company and our main focus is to display and exhibit priceless artifacts by the creation of an internet artifacts museum and a ground artifacts exhibition for the general public to view, and  publish those priceless artifacts for resale to artifacts collectors, readers and the general public.

The priceless artifacts or objects we have are one of its rare kind that reflects the heritage of ancient Chinese culture and craftsmanship dating back to the Shang Dynasty bronze period (16th – 1066 B.C.), Zhou Dynasty bronze period (1066 – 256 B.C.), Warring States bronze period (475 – 221 B.C.), Tang Dynasty (607 – 907 A.D.), Song Dynasty (960 – 1279 A.D.),Yuan Dynasty(1271 – 1368 A.D.), Ming Dynasty (1368 – 1644 A.D.) and Qing Dynasty (1644 – 1911 A.D.).  Collectively, we have 91 pieces of precious priceless artifacts for display and exhibition.

Our marketing strategy is to communicate directly with potential members and emphasize our fascinating historical priceless artifacts embodied in our corporate slogan, “FangMax, Makes Fun!”  In doing so, we intend to advertise our historical and priceless artifacts on our websites, through internet, in print media, radio and television advertisement.

We will supplement our advertising expenditure by leveraging cost-effective public relation opportunities and by being pro-active and creative in various promotions and campaigns once we have commenced official business.  For example, we participated as a sponsor to provide an opportunity to expose our historical and priceless artifacts at the Chiayi City Government  Museum, Taiwan, Republic of China 30th Anniversary – FangMax Collection of Treasure Antiques Exhibition held on July 1 to August 26, 2012 organized by the Chiayi City Government, Taiwan, Republic of China.

We intend to actively participate as a sponsor at cultural exchange and exhibition organized by government organizations at selected target markets.  This will enable us to gain public awareness of our historical and priceless artifacts.

The combination of marketing and intended advertising activities will enable us to penetrate into the initial target market, Taiwan.   We intend  to claim the Taiwan market as a ‘Leader’ for Internet Artifacts Museum through effective control of marketing costs, thus enjoying maximum public exposure for our wide range of historical and priceless artifacts.

On March 6, 2012, the Company entered into a Memorandum of Understanding with Jui Feng Fang to provide the 91 pieces of precious priceless artifacts for the Company to this business.  The material terms of the Memorandum of Understanding we have with Jui Feng Fang are as follows:

•

 Jui Feng Fang shall be the Company’s President, Chief Executive Officer and Secretary during the term of the Joint Venture;

•

  Jui Feng Fang shall consent to act as a Director of the Company;

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There will be no remuneration or compensation to Jui Feng Fang in respect of his appoint as the Company’s President, Chief Executive Officer and Secretary, and being a Director of the Company;

•

Jui Feng Fang is to contribute to the Joint Venture ninety one (91) priceless artifacts or objects comprising of the following:

             Four (4) pieces or objects of the Shang Dynasty;

             Four (4) pieces or objects of the Western Zhou Dynasty;

             Twenty Six (26) pieces or objects of the Warring States Period;

             Four (4) pieces or objects of the Han Dynasty;

             Six (6) pieces or objects of the Tang Dynasty;

             Four (4) pieces or objects of the Song Dynasty;

             One (1) piece or object of the Yuan Dynasty;

             Three (3) pieces or objects of the Ming Dynasty; and

             Thirty Nine (39) pieces or objects of the Qing Dynasty.

•

Jui Feng Fang to grant irrevocable rights to the Company for the physical possession and use of the ninety one (91) priceless artifacts;

•

Jui Feng to appoint the Company as the Sole Trustee for the ninety one (91) priceless artifacts;

•

The Joint Venture period between Jui Feng Fang and the Company shall be a period of thirty (30) years; and

In consideration of the ninety one (91) priceless artifacts contributed by Jui Feng Fang, he will be compensated with a Royalty payment whereby the Company will issue to him 300,000,000 common stock at par value and cash of United States Dollar One Million ($1,000,000) only payable in ten equal installments.

On March 6, 2012, the Company entered into a Memorandum of Understanding with Tian Chang International Artifacts Company Limited (Tax ID: 53588107), Taiwan, Republic of China (“Tian Chang”) to grant the right to Tian Chang as the Franchisee to operate an Internet Artifacts Museum and Ground Artifacts Museum in the territory of Republic of China for the ninety one (91) priceless artifacts.  The material terms of the Memorandum of Understanding we have with Tian Chang are as follows:

•

 The Licensing method for the grant of rights is by way of a Franchise Agreement and the term is for thirty (30) years with option to renew; and

•

The Royalty payable by Tian Chang to the Company shall be forty percent (40%) of the net operating profit before taxation for each of the rights granted to Tian Chang covering Internet Artifacts Museum, Physical Ground Museum and Sale of the Company’s artifacts published books.

The Company’s President, Chief Executive Officer, Secretary and Director, Mr. Jui Feng Fang, is also a director and shareholder of Tian Chang.

The Company’s Director, Pen Yuan Chang is also a director and shareholder of Tian Chang.

The Company’s Chief Financial Officer, Treasurer, Principal Accounting Officer and General Manager, Mr. Mao Tang Lin, is also the chief executive officer and shareholder of Tian Chang.

Competition in the museum industry revolves around price (entrance fee or admission fee) and the type and quality of artifacts.  We intend to price the admission fee reasonably and affordably by the general public in Taiwan and other target markets.  We aim to target an audience of age that are 35 years and older, both male and female, and in particular to those who treasure history such as artifacts collectors, specialists and academicians.

We need to focus on the quantity and quality of the historical and priceless artifacts to establish a strong corporate image as well as brand awareness but we do not possess such financial capabilities at this current time.  We may never be able to effectively enter the internet, physical ground exhibition as well as the museum industry and thus may not be in a position to complete with competitors who enters the market with strong financial means.

To date, we have entered into agreements with the following parties:

•

We entered into a Manager Consulting Service Agreement on December 4, 2012 with Access Finance and Securities (NZ) Limited of Level 31, Vero Centre, 48 Shortland Street, Auckland 1140, New Zealand to provide management and consulting services related to the following: sourcing, evaluation and making recommendation suitable professionals or consultants for the ‘Team’ to take the Company public; organizing, coordination and monitoring work schedule of the ‘Team’ members; consulting and determination of strategy for going public; advising and reviewing of business plan and S-1 including amendments thereof; advising on SEC comment letters and participation in the response strategy and provision of answer and to structure the offering shares; and attending meetings as from time to time required in the capacity as the Advisor for the Issuer and manager for the Issue.  A copy of this agreement is filed as an exhibit to this registration statement.  Pursuant to this agreement, we incurred $500,000 in general and administrative fees of $448,507 to be paid for in cash and the remaining expenses of $51,493 to be paid for in our common shares.

•

We also entered a Prospectus Service Agreement on December 4, 2012 with Access Management Consulting and Marketing Pte Ltd of Level 31, Six Battery Road #31-01, Singapore 049909 to provide us the drafting and preparation of a business plan for the Company and for the inclusion into the S-1; reviewing and advising on the modification and amendments of the business plan for the S-1; attending and providing answers to auditors’ enquiries; discussion, consulting and taking instructions from auditors, securities lawyers and Advisor to the Issuer to update, modify and amend the business plan and hence the S-1; provision of bookkeeping and accounting services including the preparation of financial statements in accordance to US GAAP and input the Financial Footnote and Subsequent Event disclosure; provision of corporate secretarial services including the drafting and preparation of board and shareholders resolutions, board and shareholders meetings; and liaise with attorney in respect of trade mark application and maintain trade mark report and register all in the capacity as a Consultant to the Company.  A copy of this agreement is filed as an exhibit to this registration statement.  According to this agreement, we incurred $695,000 in management fees payable by cash $593,096 and $101,904 in our common shares.

We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months.  If we are unable to raise the required funds we need to commence business operations whether from the commitment to subscribed for our common stock from Mr. Mao Tang Lin or from our direct public offering, we will attempt to secure additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations.  However, there is no guarantee that we will be successful in raising additional financing.

We were incorporated on February 13, 2012 under the laws of the state of Nevada.  Our principal office is located at Two Allen Center, 1200 Smith Street, Suite 1600, Houston, Texas 77002.  Our telephone number is (415) 659-8834.

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The Offering:

Securities Being Offered	Up to 41,276,026 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $1.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by us and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.  There is no assurance of when, if ever, our stock will be listed on the OTCBB or another exchange.

Terms of the Offering

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.  In addition, we are offering up to 10,000,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officers and directors will attempt to sell the shares, without any involvement of underwriters or broker-dealers.

Termination of the Offering

The offering will conclude when all of the 41,276,026 shares of common stock that are being offered by us and the selling shareholders have been sold, or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

Securities Issued And to be Issued

1,152,778,396 shares of our common stock are issued and outstanding as of the date of this prospectus.  41,276,026 shares of common stock to be sold under this prospectus will be sold by existing shareholders.  In addition, we are offering up to 10,000,000 in a direct public offering.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.  However, we will receive proceeds from the shares of our common stock that we sell we sell pursuant to our Direct Public Offering.  See “Use of Proceeds.”

Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quotation on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information (unaudited)

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

May 31, 2013
Balance Sheet
Total Assets	$46,217
Total Liabilities	$3,099
Stockholders’ Equity	$43,118
May 31, 2013
Income Statement
Revenue	$-
Total Cost of Goods Sold	$-
Total Operating Expenses	$1,141,703
Net Loss	$(1,151,302)

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Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the creation and development of an internet museum and ground exhibition of priceless artifacts.  We have generated no revenues from our inception to May 31, 2013.

While at August 29, 2013, we had cash on hand of $161,175.11 we have accumulated $1,141,703 in business development and administrative expenses for the year ended May 31, 2013.  At this rate, we anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

WE ONLY HAVE LIMITED OPERATIONS AND WE HAVE NOT GENERATED SIGNIFICANT REVENUES OR PROFITS TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated on February 13, 2012.  We have just started our proposed business operations and have no revenues.  We only have limited operations upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by developing and marketing enzyme products.  We cannot guarantee that we will be successful in generating significant revenues and profit in the future.  Failure to generate significant revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

THERE IS NO MINIMUM OFFERING AND THEREFORE YOUR INVESTMENT MAY BE USED EVEN THOUGH SUCH INVESTMENT WILL NOT SATISFY OUR CAPITAL REQUIREMENTS TO COMPLETE ANY PROJECT.

Our directors have not specified a minimum offering amount and there in no escrow account in operation.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we might be forced to curtail or abandon our operations with a loss to investors who purchase stock under this Prospectus.

IF JUI FENG FANG, OUR PRESIDENT, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our president, Jui Feng Fang, for the future success of our business.  The loss of the services of Mr. Fang could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Mr. Fang and we do not have a contract for his services.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL.  OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS.

We will require significant expenditures of capital in order to acquire and develop our planned operations.  We plan to obtain the necessary funds through private equity offerings.  We may not be able to raise sufficient amounts from our planned sources.  In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure.  In such an event, we intend to implement expense reduction plans in a timely manner.  However, these actions would have material adverse effects on our business, revenues, operating results and prospects, resulting in a possible failure of our business.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS.

Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals and thus generate significant revenue.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.  OUR INABILITY TO SUCCESSFULLY OPERATE AS A PUBLIC COMPANY COULD CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company.  Moreover, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the NASDAQ Stock Market, has imposed additional requirements on corporate governance practices of public companies.  We expect these new rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly, which may have a materially adverse impact on our business.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTORS AND A U.S. OR FOREIGN PLAINTIFF MAY LACK STANDING OR OTHERWISE BE UNABLE TO BRING A LAWSUIT IN A TAIWANESE OR CHINESE COURT, INCLUDING A CASE WHICH IS PREDICATED UPON U.S. SECURITIES LAWS.

Our officers and our directors are not residents of the United States.  Consequently, it may be difficult for investors to effect service of process on Mr. Fang and our other directors in the United States and to enforce judgments obtained in United States courts against Mr. Fang based on the civil liability provisions of the United States securities laws.  Since all our assets are located in Taiwan it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

In addition, a U.S. or foreign plaintiff may lack standing or otherwise be unable to bring a lawsuit in a Taiwanese court, including a case which is predicated upon U.S. securities laws.

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WE ONLY HAVE TWO OFFICERS AND TWO DIRECTORS, MESSRS. FANG, CHANG, AND LIN WHICH MAY LEAD TO FAULTY CORPORATE GOVERNANCE.

We have two directors and two executive officers who make all the decisions regarding corporate governance.  This includes their (executive) compensation, accounting overview, related party transactions and so on.  They will also have full control over matters that require Board of Directors approval.  This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors’ approval.  This may lead to ineffective disclosure and accounting controls.  None compliance with laws and regulations may result in fines and penalties.  They would have the ability to take any action as they themselves review them and approve them.  They would exercise control over all matters requiring shareholder approval including significant corporate transactions.  We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

OUR OFFICERS AND DIRECTORS HAVE NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND THEY ARE NOT CAPABLE OF PREPARING U.S. GAAP FINANCIAL STATEMENTS AND THEREFORE ARE REQUIRED TO HIRE ADDITIONAL EXPERIENCED PERSONNEL TO ASSIST US WITH THE PREPARATION THEREOF.

Because our officers and two directors have no formal training in financial accounting or preparing U.S. GAAP Financial Statements, they will be required to hire additional experienced personnel to assist us with the preparation thereof.  In the event that we are unable to engage experienced personnel to prepare the financial statements according to U.S. GAAP, we may not be able to provide effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties or assessments against us.

RISKS RELATED TO OUR INDUSTRY

CURRENCY EXCHANGE RATE FLUCTUATIONS MAY INCREASE OUR COSTS.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future.  Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our company.  We do not have any hedging arrangements to protect against such exchange rate exposures.

RISKS RELATED TO OUR OFFERING

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC.  We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

10

YOUR PERCENTAGE OWNERSHIP IN US MAY BE DILUTED BY FUTURE ISSUANCES OF CAPITAL STOCK, WHICH COULD REDUCE YOUR INFLUENCE OVER MATTERS ON WHICH STOCKHOLDERS VOTE.

Our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or shares that may be issued to satisfy our payment obligations.  Issuances of additional common stock would reduce your influence over matters on which our stockholders vote.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO EARN A RETURN ON YOUR INVESTMENT WITH US.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.  Therefore, you may have difficulty earning a return on your investment with us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.  However, we will be receiving funds from our direct public offering.  We are offering up to 10,000,000 shares in a direct public offering, without the involvement of underwriters or broker-dealers.

Based on the maximum offering price, we estimate that our net proceeds from the Offering, after deducting commission and other estimated expenses payable in relation to the Offering (estimated to be $765,000) will be approximately $14,235,000.  We cannot guarantee that we will sell any or all of the shares being offered by us.  This is a best efforts offering with no minimum offering amount.

We intend to use our net proceeds from the Offering for the following purposes:

•

approximately $5,000,000 for purchase of historical artifacts;

•

approximately $6,500,000 for the purchase of land and construction of a museum; and

•

approximately $2,735,000 for working capital.

The foregoing represents our best estimate of our allocation of our net proceeds from the Offering based on our current plans and estimates regarding our anticipated expenditures.  Actual expenditures may vary from these estimates, and we may find it necessary or advisable to re-allocate our net proceeds within the categories described above or to use portions of our net proceeds for other purposes.

Pending the use of our net proceeds in the manner described above, we may also use our net proceeds for our working capital, place the funds in fixed deposits with banks and financial institutions or use the funds to invest in short-term money market instruments, as our Directors may deem appropriate in their absolute discretion.

We estimate that the expenses of the Offering and the application for listing, including the underwriting fees and selling commission, and all other incidental expenses relating to the Offering, will amount to approximately $765,000.

Our direct public offering is being made on a self-underwritten basis - with no minimum and a maximum of $15,000,000.  The table below sets forth the use of proceeds if 25%, 50%, 75% or 100% is sold.

	25%	50%	75%	100%
Gross Proceeds	$3,750,000	$7,500,000	$11,250,000	$15,000,000
Offering Expenses	$765,000	$765,000	$765,000	$765,000
Net Proceeds	$2,985,000	$6,735,000	$10,485,000	$14,235,000

The proceeds will be used as follows:

	25%	50%	75%	100%
Purchase of historical artifacts	$1,000,000	$3,600,000	$5,000,000	$5,000,000
Purchase of land and construction of a museum	$ -	$-	$2,500,000	$6,500,000
Working capital requirement	1,985,000$	$3,135,000	$2,985,000	$2,735,000
Total	$2,985,000	$6,735,000	$10,485,000	$14,235,000

11

Determination of Offering Price

The selling shareholders will sell our shares at $1.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  There is no assurance of when, if ever, our stock will be listed on the OTCBB or another exchange.

We will be selling the shares in our direct public offering at $1.50 per share.  There is no established public market for the securities being registered.  As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.  In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

In determining the initial public offering price of the shares we considered several factors including the following:

•

the risks we face as a business;

•

prevailing market conditions, including the history and prospects for the industry in which we compete;

•

our future prospects; and

•

our capital structure.

The above is an exhaustive list of factors we used to determine our initial public offering price.  Taking into consideration a review of the above factors, our management was of the view that $1.50 per share is a fair valuation of our initial public offering price due to our capital structure, strong financial position, our advanced development of our products as well as our unique position within the artifacts industry.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The calculations below are based upon 1,152,778,396 common shares issued and outstanding and, a net tangible book value of $43,118 or $0.00004 per share of common stock as of May 31, 2013.

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

The following assumes the sale of 100% of the shares of common stock in this offering.  After giving effect to the sale of 10,000,000 shares at an offering price of $1.50 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.00004 to $0.01294 per share.  This represents an immediate increase in the net tangible book value of approximately $0.0129 per share to current shareholders, and immediate dilution of about $1.48706 per share to new investors, as illustrated in the following table:

12

Public offering price per share of common stock	$1.50
Net tangible book value per share prior to offering	$0.00004
Increase per share attributable to new investors	$0.0129
Net tangible book value per share after offering	$0.01294
Dilution per share to new investors	$1.487069
Percentage dilution	$99.14%

The following assumes the sale of 75% of the shares of common stock in this offering.  After giving effect to the sale of 7,500,000 shares at an offering price of $1.50 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.00004 to $0.00973 per share.  This represents an immediate increase in the net tangible book value of approximately $0.0097 per share to current shareholders, and immediate dilution of about $1.49027 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.50
Net tangible book value per share prior to offering	$0.00004
Increase per share attributable to new investors	$0.0097
Net tangible book value per share after offering	$0.00973
Dilution per share to new investors	$1.49027
Percentage dilution	$99.35%

The following assumes the sale of 50% of the shares of common stock in this offering.  After giving effect to the sale of 5,000,000 shares at an offering price of $1.50 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.00004 to $0.00652 per share.  This represents an immediate increase in the net tangible book value of approximately $0.00648 per share to current shareholders, and immediate dilution of about $1.49348 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.50
Net tangible book value per share prior to offering	$0.00004
Increase per share attributable to new investors	$0.00648
Net tangible book value per share after offering	$0.00652
Dilution per share to new investors	$1.49348
Percentage dilution	$99.57%

The following assumes the sale of 25% of the shares of common stock in this offering.  After giving effect to the sale of 2,500,000 shares at an offering price of $1.50 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.00004 to $0.00328 per share.  This represents an immediate increase in the net tangible book value of approximately $0.00325 per share to current shareholders, and immediate dilution of about $1.49672 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$1.50
Net tangible book value per share prior to offering	$0.00004
Increase per share attributable to new investors	$0.00325
Net tangible book value per share after offering	$0.00328
Dilution per share to new investors	$1.49672
Percentage dilution	$99.78%

13

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 41,276,026 shares of common stock offered through this prospectus, not including our direct public offering.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

-

the number of shares owned by each prior to this offering;

-

the total number of shares that are to be offered for each;

-

the total number of shares that will be owned by each upon completion of the offering; and

-

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Mao Tang Lin	550,000,000	1,000,000	549,000,000	47.6%
Pen Yuanchang	271,074,250	1,000,000	270,074,250	23.4%
A Hsi Lin	360,000	360,000	Nil	Nil
Yu San Tsai	380,000	380,000	Nil	Nil
Yi Chen Chen	150,000	150,000	Nil	Nil
Ting Jung Huang	1,000,000	1,000,000	Nil	Nil
Chiu Chin Lee Huang	1,500,000	1,000,000	500,000	(1)
I Ju Yang	100,000	100,000	Nil	Nil
Jung Chan Chang	5,000,000	1,000,000	4,000,000	(1)
Chia Chun Chang	5,000,000	1,000,000	4,000,000	(1)
Chiu Jung Huang	5,000,000	1,000,000	4,000,000	(1)
Nick Tzuyung Shen	300,000	300,000	Nil	Nil
Hsin Hsiu Lin	14,800,000	1,000,000	13,800,000	1.2%
Li Ching Chen	102,420,000	1,000,000	101,420,000	8.8%
Hui Hsiung Yang	3,340,000	1,000,000	2,340,000	(1)
Kuo Sheng Chang	4,070,000	1,000,000	3,070,000	(1)
Pi Ying Kung	4,070,000	1,000,000	3,070,000	(1)
Shui Ching Hsu	1,500,000	1,000,000	500,000	(1)
Ching Hsiang Tseng	1,300,000	1,000,000	300,000	(1)
Yung Yu Kuo	1,030,000	1,000,000	30,000	(1)
Lay Leng Low	1,000,000	1,000,000	Nil	Nil
Kun Ten Hsiao	1,000,000	1,000,000	Nil	Nil
Yi Chun Wu	830,000	830,000	Nil	Nil
Mai Yu Lin Liao	420,000	420,000	Nil	Nil
Chia En Wu	500,000	500,000	Nil	Nil
Yap Seong Voon	500,000	500,000	Nil	Nil
Su Yin Kung	300,000	300,000	Nil	Nil
Feng Chu Liu Lee	600,000	600,000	Nil	Nil
Shi Li Hsieh	300,000	300,000	Nil	Nil
Sheng Yueh Chen	540,000	540,000	Nil	Nil
Han Ting Lu	250,000	250,000	Nil	Nil
Shu Chen Wu	250,000	250,000	Nil	Nil
Wan Chieh Lu	250,000	250,000	Nil	Nil
Yu Ching Lu	250,000	250,000	Nil	Nil
Hsueh Cheng Chuang	60,000	60,000	Nil	Nil
Yi Hsuan Chen	150,000	150,000	Nil	Nil
Yun Ho Chen	500,000	500,000	Nil	Nil
Yen Shuenn Gau	1,000,000	1,000,000	Nil	Nil
Shuo Wen Chaung	600,000	600,000	Nil	Nil
Yueh Chiao Huang	750,000	750,000	Nil	Nil
Ling Fen Huang	5,000,000	1,000,000	4,000,000	(1)
Amamoto Seikei	1,000,000	1,000,000	Nil	Nil
Fu Sheng Lin	100,000	100,000	Nil	Nil
Mei Lien Chen	100,000	100,000	Nil	Nil
Cheng I Huang	100,000	100,000	Nil	Nil
Ying Chieh Huang	200,000	200,000	Nil	Nil
Li Chun Kai	60,000	60,000	Nil	Nil
Min Hsiung Chien	110,000	110,000	Nil	Nil
Chia An Wang	230,000	230,000	Nil	Nil
Chiu Hsia Tsai	100,000	100,000	Nil	Nil
Sheng Jung Lo	100,000	100,000	Nil	Nil
Yih Koon Chng	60,000	60,000	Nil	Nil
Feng So Kuo	140,000	140,000	Nil	Nil
Shin Jiuan Jeng	100,000	100,000	Nil	Nil
Ying Chu Wen	350,000	350,000	Nil	Nil
Jia Huei Jen	75,000	75,000	Nil	Nil
Tzu Yun Chiu	200,000	200,000	Nil	Nil
Kun Cheng Lin	750,000	750,000	Nil	Nil
Tzu Chieh Lin	100,000	100,000	Nil	Nil
Yu Ling Tien	100,000	100,000	Nil	Nil
Yi Ching Chen	100,000	100,000	Nil	Nil
Chin Chu Huang	100,000	100,000	Nil	Nil
Mei Lan Huang Hsieh	75,000	75,000	Nil	Nil
Mei Hua Chang	150,000	150,000	Nil	Nil
Hsui Lan Chen	100,000	100,000	Nil	Nil
Cheng Yi Wang	173,125	173,125	Nil	Nil
Yu Chuan Hung	100,000	100,000	Nil	Nil
Yu Hua Tien	75,000	75,000	Nil	Nil
Hsiu Ying Tsueng	150,000	150,000	Nil	Nil
Yueh Hua Shih	100,000	100,000	Nil	Nil
A Tsia Yueh	150,000	150,000	Nil	Nil
Tsun Hsing Wu	150,000	150,000	Nil	Nil
Ching Yuan Chen	60,000	60,000	Nil	Nil
Mo Lam	90,000	90,000	Nil	Nil
Ching Mei Yeh Chung	120,000	120,000	Nil	Nil
Jing De Liou	90,000	90,000	Nil	Nil
Chun Yi Wu	60,000	60,000	Nil	Nil
Min Tuan Huang	60,000	60,000	Nil	Nil
Li Hong Chen	60,000	60,000	Nil	Nil
Li Hsin Chen	20,000	20,000	Nil	Nil
Teh I Chen	50,000	50,000	Nil	Nil
Hsiang Yi Wang	50,000	50,000	Nil	Nil
Ming Hui Han	50,000	50,000	Nil	Nil
Fu Mei Lee	50,000	50,000	Nil	Nil
Ya Ting Wu	50,000	50,000	Nil	Nil
Hsiu Chu Chang	50,000	50,000	Nil	Nil
Jui Liang Hung	50,000	50,000	Nil	Nil
Chia Jung Lai	50,000	50,000	Nil	Nil
Chun Chih Chang	50,000	50,000	Nil	Nil
Feng Ying Lai	50,000	50,000	Nil	Nil
Shun An Huang	50,000	50,000	Nil	Nil
Mi Taug Liang	50,000	50,000	Nil	Nil
Mei Feng Lai	50,000	50,000	Nil	Nil
Yun Hsi Chang	57,065	57,065	Nil	Nil
Chi Hui Hsiao	120,000	120,000	Nil	Nil
Sheng Cheng Chang	75,000	75,000	Nil	Nil
Hsin Cheng Huang	150,000	150,000	Nil	Nil
Hsiu E Su	75,000	75,000	Nil	Nil
Nai Chang Su	100,000	100,000	Nil	Nil
A Hsueh Wang	200,000	200,000	Nil	Nil
Kuei Kuan Chen	100,000	100,000	Nil	Nil
Te Fang Chen	100,000	100,000	Nil	Nil
Su Ching Huang	60,000	60,000	Nil	Nil
Wen Chen Tsai	330,000	330,000	Nil	Nil
Yung Hsing Peng	100,000	100,000	Nil	Nil
Ming Hsin Tsai	60,000	60,000	Nil	Nil
Pi Chu Huang	100,000	100,000	Nil	Nil
I Chin Wu	120,000	120,000	Nil	Nil
Shin Hsiu Sun	110,000	110,000	Nil	Nil
Kwei Mei Tseng	120,000	120,000	Nil	Nil
Chen Han Liu	100,000	100,000	Nil	Nil
Chun Chi Jao	100,000	100,000	Nil	Nil
Jo Chiao Chin	100,000	100,000	Nil	Nil
I Hsun Peng	100,000	100,000	Nil	Nil
Hsuan Yu Peng	200,000	200,000	Nil	Nil
Hui Chun Lo	60,000	60,000	Nil	Nil
Chan Chuan Lin	200,000	200,000	Nil	Nil
Hsin Ting Huang	4,775	4,775	Nil	Nil
Hsiu Hua Hung	120,000	120,000	Nil	Nil
Li Li Hung	120,000	120,000	Nil	Nil
Yu Chih Lee	120,000	120,000	Nil	Nil
Jhin Ming Jhou	20,000	20,000	Nil	Nil
Chih Hsien Chen	28,000	28,000	Nil	Nil
Shu Chen Lin	60,000	60,000	Nil	Nil
Hsuin Fa Chang	20,000	20,000	Nil	Nil
Mei Jung Jao	50,000	50,000	Nil	Nil
Kuan Hua Fu	10,000	10,000	Nil	Nil
Ting Cheng Hung	56,000	56,000	Nil	Nil
Tien Fa Ku	50,000	50,000	Nil	Nil
Yi Chun Chen	30,200	30,200	Nil	Nil
Tai Chi Lu	50,000	50,000	Nil	Nil
Hsiu Li Huang	80,000	80,000	Nil	Nil
Yi Tsung Liu	50,000	50,000	Nil	Nil
Chu Chen Lee	50,000	50,000	Nil	Nil
Shao Peng Chen	50,000	50,000	Nil	Nil
Tzu Ruei Huang	50,000	50,000	Nil	Nil
Chao Ming Hsiao	50,000	50,000	Nil	Nil
Hui Ying Yen	50,000	50,000	Nil	Nil
Yueh Er Hsu	50,000	50,000	Nil	Nil
Chun Ming Chen	50,000	50,000	Nil	Nil
Sun Lin Chen	30,000	30,000	Nil	Nil
Yan Shan Tsai	30,000	30,000	Nil	Nil
Chen Yu Liu	50,000	50,000	Nil	Nil
Chia Lin Chang	50,000	50,000	Nil	Nil
Yu Tung Liu	50,000	50,000	Nil	Nil
Ching Ta Chuang	30,000	30,000	Nil	Nil
Shu Fen Chuang	101,000	101,000	Nil	Nil
Hsiu Mei Wu	30,000	30,000	Nil	Nil
Li Chen Chu	30,000	30,000	Nil	Nil
Chung Li Chen	30,000	30,000	Nil	Nil
Ching Yun Chang	30,000	30,000	Nil	Nil
Min Tzu Lan	50,000	50,000	Nil	Nil
Mei Hsing Chen	201,000	201,000	Nil	Nil
Wei Lin	153,835	153,835	Nil	Nil
Shu Lan Chang Lin	100,000	100,000	Nil	Nil
Li Ping Chen	15,000	15,000	Nil	Nil
Chih Hsuan Kuo	15,000	15,000	Nil	Nil
Lien Chih Hung	30,000	30,000	Nil	Nil
Mei Ling Wu	30,000	30,000	Nil	Nil
Ying Hua Lai	15,000	15,000	Nil	Nil
Hsiang Ju Yeh	16,465	16,465	Nil	Nil
Yi Yi Lo	13,000	13,000	Nil	Nil
Chiu Yun Hou	65,499	65,499	Nil	Nil
Dan Xia Wei	8,318	8,318	Nil	Nil
Sheng Lung Chu	1,000	1,000	Nil	Nil
Ciou Yue Wu	1,000	1,000	Nil	Nil
Yao Tung Chen	1,000	1,000	Nil	Nil
Shih Chi Hsiao	1,000	1,000	Nil	Nil
Kuo Li Wu	1,000	1,000	Nil	Nil
Chi Hsiung Lu	1,000	1,000	Nil	Nil
Fu Mei Lin	1,432	1,432	Nil	Nil
Kuo Hua Chang	1,000	1,000	Nil	Nil
Yi Hsun Lin	1,000	1,000	Nil	Nil
Yu Teng Hung	1,000	1,000	Nil	Nil
Wan Ling Wu	1,000	1,000	Nil	Nil
Chung Yung Chang	62,432	62,432	Nil	Nil
Wan Chen Sun	2,000	2,000	Nil	Nil
Ching Ying Huang	2,000	2,000	Nil	Nil
Jun Feng Wu	2,000	2,000	Nil	Nil
Yu Wen Chen	1,000	1,000	Nil	Nil
Wen I Wu	1,000	1,000	Nil	Nil
Pin Tsun Wang	1,000	1,000	Nil	Nil
Pin Hung Lin	1,000	1,000	Nil	Nil
Ching Chi Lin	1,000	1,000	Nil	Nil
Ching Hsin Lin	1,000	1,000	Nil	Nil
Jing Huei Yang	1,000	1,000	Nil	Nil
Yu Feng Chen	1,000	1,000	Nil	Nil
Tsung Hui Kao	1,000	1,000	Nil	Nil
Chia Wen Liu	1,000	1,000	Nil	Nil
Hsing Yuan Huang	1,000	1,000	Nil	Nil
Tzu Chiang Lee	1,000	1,000	Nil	Nil
Jian Yuan Lu	1,000	1,000	Nil	Nil
Chao Tien Chang	1,000	1,000	Nil	Nil
Ching Yi Hsu	1,000	1,000	Nil	Nil
Pei Chun Hou	1,000	1,000	Nil	Nil
Jing Ying Hou	1,000	1,000	Nil	Nil
Teng Kuei Chang	880	880	Nil	Nil
Access Finance And Securities (NZ) Ltd. (2)	51,493,750	1,000,000	50,493,750	4.4%
Access Management Consulting And Marketing Pte Ltd. (3)	101,904,370	1,000,000	100,904,370	8.7%
Total Outstanding Shares	1,152,778,396	41,276,026	1,111,502,370	-

(1)

Less than 1%

(2)

Yi Lung Lin has voting and investment control over shares held by Access Finance and Securities (NZ) Ltd.

(3)

Yi Lung Lin has voting and investment control over shares held by Access Management Consulting and Marketing Pte. Ltd.

The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 1,152,778,396 shares of common stock outstanding on the date of this prospectus.

15

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or broker-dealer's affiliate.

In addition, we are offering up to 10,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum.  The offering price is $1.50 per share or prevailing market prices.  All of the shares covered by this prospectus are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Plan of Distribution

We are offering up to 10,000,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officer and directors will attempt to sell the shares, without any involvement of underwriters or broker-dealers.  This prospectus will permit our officer and directors   to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell.  Our officer and directors will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the section of this prospectus entitled "Plan of Distribution”.  The shares will be offered at a fixed price of $1.50 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $1.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by us and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.  There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

16

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

-

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

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contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

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contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

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contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

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bid and offer quotations for the penny stock;

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the compensation of the broker-dealer and its salesperson in the transaction;

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the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

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monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

In addition, we are offering up to 10,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum.  The offering price is $1.50 per share or prevailing market prices.  The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Description of Securities

General

Our authorized capital stock consists of 1,500,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 31, 2013, there were 1,152,778,396 shares of our common stock issued and outstanding that are held by 199 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

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Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Description of Business

General

We were incorporated in the State of Nevada on February 13, 2012.

We are a start-up company and our main focus is to display and exhibit priceless artifacts by the creation of an internet artifacts museum and ground artifacts exhibition for the general public to view and  publish those priceless artifacts for resale to artifacts collectors, readers and the general public.

The priceless artifacts or objects we have are one of its rare kind that reflects the heritage of ancient Chinese culture and craftsmanship dating back to the Shang Dynasty bronze period (16th – 1066 B.C.), Zhou Dynasty bronze period (1066 – 256 B.C.), Warring States bronze period (475 – 221 B.C.), Tang Dynasty (607 – 907 A.D.), Song Dynasty (960 – 1279 A.D.),Yuan Dynasty(1271 – 1368 A.D.), Ming Dynasty (1368 – 1644 A.D.) and Qing Dynasty (1644 – 1911 A.D.).  Collectively, we have 91 pieces of precious priceless artifacts for display and exhibition.  We own the following logo:

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Our Business Model

The business model we adopt has two folds, internet artifacts museum and ground artifacts exhibition as shown in the chart below.

Our business model is designed to create maximum exposure of the 91 pieces of precious priceless artifacts or objects to the general public of selected target markets without compromising high essential costs.  Our objective is to maximize profitability by developing internet artifacts museum without having to move physically the priceless artifacts to meet demand of audience world-wide by the payment of a membership fee to have access to the internet artifacts museum.  Our disciplined approach allows us to offer quality and convenience without time limitation internet viewing of precious priceless artifacts we have from time to time at affordable membership fee, without market competition thus maintain a consistent and sustainable basis of operations generating profitability overtime.

On March 6, 2012, the Company entered into Memorandum of Understanding with Jui Feng Fang to provide the 91 pieces of precious priceless artifacts for the Company to this business.  The material terms of the Memorandum of Understanding we have with Jui Feng Fang are as follows:

•

Jui Feng Fang shall be the Company’s President, Chief Executive Officer and Secretary during the term of the Joint Venture;

•

Jui Feng Fang shall consent to act as a Director of the Company;

•

There will be no remuneration or compensation to Jui Feng Fang in respect of his appoint as the Company’s President, Chief Executive Officer and Secretary, and being a Director of the Company;

•

Jui Feng Fang to contribute to the Joint Venture ninety one (91) priceless artifacts or objects comprising:

             Four (4) pieces or objects of the Shang Dynasty;

             Four (4) pieces or objects of the Western Zhou Dynasty;

             Twenty Six (26) pieces or objects of the Warring States Period;

             Four (4) pieces or objects of the Han Dynasty;

             Six (6) pieces or objects of the Tang Dynasty;

             Four (4) pieces or objects of the Song Dynasty;

             One (1) piece or object of the Yuan Dynasty;

             Three (3) pieces or objects of the Ming Dynasty; and

             Thirty Nine (39) pieces or objects of the Qing Dynasty;

•

Jui Feng Fang to grant irrevocable rights to the Company for the physical possession and use of the ninety one (91) priceless artifacts;

•

Jui Feng to appoint the Company as the Sole Trustee for the ninety one (91) priceless artifacts;

•

The Joint Venture period between Jui Feng Fang and the Company shall be a period of thirty (30) years; and

•

In consideration of the ninety one (91) priceless artifacts contributed by Jui Feng Fang, he will be compensated with a Royalty payment whereby the Company will issue to him 300,000,000 common stock at par value and cash United States Dollar One Million ($1,000,000) only payable in ten equal installments.

20

Our Markets and Growth Opportunities

On March 6, 2012, We entered into a Memorandum of Understanding with Tian Chang International Artifacts Company Limited (Tax ID: 53588107), Taiwan, Republic of China (“Tian Chang”) to grant the right to Tian Chang as the Franchisee to operate an Internet Artifacts Museum and Ground Artifacts Museum in the territory of Republic of China for the ninety one (91) priceless artifacts.  The material terms of the Memorandum of Understanding we have with Tian Chang are as follows:

•

 The Licensing method for the grant of rights is by way of a Franchise Agreement and the term is for thirty (30) years with option to renew; and

•

The Royalty payable by Tian Chang to us shall be forty percent (40%) of the net operating profit before taxation for each of the rights granted to Tian Chang covering Internet Artifacts Museum, Physical Ground Museum and Sale of the Company’s artifacts published books.

Our President, Chief Executive Officer, Secretary and Director, Mr. Jui Feng Fang, is also a director and shareholder of Tian Chang.

Our Director, Pen Yuan Chang is also a director and shareholder of Tian Chang.

Our Chief Financial Officer, Treasurer, Principal Accounting Officer and General Manager, Mr. Mao Tang Lin, is also the chief executive officer and shareholder of Tian Chang.

Strategy and Strengths

Our model involves scrutinizing every single aspect of the ninety one (91) pieces of precious priceless artifacts displayed over internet artifacts museum without having to compromise high essential operating costs.  This is our Stage 1 business plan.  We could achieve this significant objective through the introduction of these priceless artifacts deriving from the nine Dynasties period:

•

4 pieces bronze craftsmanship of the Shang Dynasty (16th – 1066 B.C.);

•

4 pieces bronze craftsmanship of the Zhou Dynasty (1066 – 256 B.C.);

•

26 pieces bronze craftsmanship of the Warring States (475 – 221 B.C.);

•

4 pieces bronze craftsmanship of the Han Dynasty (204 B.C. – 220 A.D.);

•

6 pieces craftsmanship of the Tang Dynasty (681 – 907 A.D.);

•

4 pieces craftsmanship of the Song Dynasty (960 – 1279 A.D.);

•

1 piece craftsmanship of the Yuan Dynasty (1271 – 1368 A.D.);

•

3 pieces craftsmanship of the Ming Dynasty (1368 – 1644 A.D.); and

•

39 pieces craftsmanship of the Qing Dynasty (1644 – 1911 A.D.)

21

*    The Shang Dynasty (16th – 1066 B.C.)

OBJECT NO.  1

This is a bronze ceremonial double sided drum with impression of spiritual god blessing headed with two birds and supported by two kneeling herculean gods.  This piece of ornament reflect the craftsmanship during the Shang Dynasty between 1600 – 1100 B.C.  We do not own this piece of ornament.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

22

OBJECT NO.  2

This is a bronze statue of a human head with bird body embellished with outer silver leaf.  This piece of artifact reflects the craftsmanship during the Shang Dynasty between 1600 – 1100 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

23

OBJECT NO.  3

This is a bronze incense censer inlaid with jade and ornamented with a phoenix knob.  This piece of artifact reflects the craftsmanship during the Shang Dynasty and Western Zhou Dynasty between 16th – 771 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

24

OBJECT NO.  4

This is a pair set of bronze incense censers inlaid with jade.  This piece of artifact reflects the craftsmanship during the Shang Dynasty and Western Zhou Dynasty between 16th – 771 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

25

*    The Zhou Dynasty (1066 – 256 B.C.)

OBJECT NO.  5

This is a bronze ceremonial goblet known as “Jia” during the early Longshan Culture.  This piece of artifact reflects the craftsmanship during the Western Zhou Dynasty between 1046 – 771 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

26

OBJECT NO.  6

This is a bronze wine jug with two supporting hand grip engraved with dragon design and memorial statements.  This piece of artifact reflects the craftsmanship during the Western Zhou Dynasty between 1046 – 771 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

27

OBJECT NO.  7

This is a bronze ceremonial wine vessel with engraved dragon design and special carving design.  This craftsmanship is also known as “Gui” during the Shang Dynasty and Zhou Dynasty.  This piece of artifact reflects the craftsmanship during the Western Zhou Dynasty between 1046 – 771 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

28

OBJECT NO.  8

This is a bronze cauldron with ornamentation that depicts four dragons uprising known as “Ding”.  This piece of artifact reflects the craftsmanship during the Western Zhou Dynasty between 1046 – 771 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

29

*    The Warring States (475 – 221 B.C.)

OBJECT NO.  9

This is a pair of bronze lamp holder embellished with gold and silver inlaid with turquoise in the shape of kneeling servant figurines.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

30

OBJECT NO.  10

This is a gilded bronze wine vessel embellished with jade and craved with lotus, crane and quadrangular ram ornamentation known as “Zun”.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

31

OBJECT NO.  11

This is a pair of bronze jug with dragon handle sat base on a plate with four legs.  It is also known as “Hu” jugs used during worshipping only.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

32

OBJECT NO.  12

This is a bronze wine vessel craved with unique design of a griffon shape squatting with a mouth that can be opened.  It is also known as “Zun”.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

33

OBJECT NO.  13

This is a bronze tray with ornamentation at the top exquisitely engraved with dragons coiling around craved patterns and designs.  It is also known as “Zun”.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

34

OBJECT NO.  14

This is a bronze ceremonial vessel in square shape equipped with four dragon handles and four phoenix ornamentation on top serving as a cover.  It is also known as “Yi” vessel for storing wine and spirits.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

35

OBJECT NO.  15

This is a bronze water bottle skill craved with four legged hornless dragons, silk webbing patter, plum flower fasteners, lid holding lotus ring and refined flower patterns.  It is also known as “Hu” vessel for storing wine and spirits.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

36

OBJECT NO.  16

This is a bronze tripod cauldron ceremonial vessel known as “Ding”.  Highly skilled craftsmanship with a phoenix on top equipped with special design patterns followed by a big mouth.  The “Ding” has many applications including used for cooking meat, food and wine serving.   This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustee for it and have the right to display and exhibit it to gain revenue.

37

OBJECT NO.  17

This is a blue bronze tripod cauldron ceremonial vessel craved with hornless dragons affixed with a pair of earlike handles and with a lip.   It is also known as “Ding”.  The “Ding” has many applications including used for cooking meat, food and wine serving.   This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

38

OBJECT NO.  18

This is a hollowed bronze incense censer with phoenix nodes on top and mythical creature base.  It is a common burial object to be found during the periods of the Warring States and the Han Dynasty. This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

39

OBJECT NO.  19

This is a bronze lamp embellished with gold and silver supported by a tortoise at base carrying a tray.  The main stem is supported by a snake, phoenix and hornless dragons.    This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

40

OBJECT NO.  20

This is a bronze mythical winged griffon with the head of a dragon, tiger’s neck, tiger’s paws as the body and a phoenix tail.   A design reflects amazing mythical beast.   This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

41

OBJECT NO.  21

This is a bronze tripod cauldron ceremonial vessel known as “Ding”.  Highly skilled craftsmanship with a phoenix on top equipped with special design patterns followed by a big mouth.  The “Ding” has many applications including used for cooking meat, food and wine serving.   This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

42

OBJECT NO.  22

This is a gilded bronze lamp crafted with phoenix turning pivot on top and a hollowed base and inlaid jade.  It also crafted with decoration value of the Shang Dynasty and Zhou Dynasty.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

43

OBJECT NO.  23

This is an ancient bronze lamp crafted with a bird standing on a dragon making it as a handle embellished with gold and silver.  It also crafted to act as a candle holder.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

44

OBJECT NO.  24

This is a gilded bronze lamp crafted with a man kneeling holding three lamp oil trays embellished with gold and silver.  The man is crafted with his eye made of black gem and produces a shine of light when candle light is on.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

45

OBJECT NO.  25

This is a bronze jug crafted with an eagle with three birds standing on a lid and bottom holder leg is supported by three eagles embellished with gold and silver.  It also crafted with two round holder symbolize the feature of a dragon.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

46

OBJECT NO.  26

This is a conjoined quadruplet bronze “Ding” cauldron crafted with a significant balanced body each with a leg reflecting an intelligence workmanship and craftsmanship of the Warring States period between 475  – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

47

OBJECT NO.  27

This is a bronze griffon crafted with embellishment of silver with the pair of ears resemble a peach shape outline and each part of the body, legs, wings, horns, eyes, nose and feather to symbolize mysterious power.   This piece of unitary artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

48

OBJECT NO.  28

This is a bronze vessel crafted with a tiger to act as a handle and body to resemble a bird.  It is also crafted with a tiger to act as a handle for the lid.  To balance the body, a tail is crafted to resemble a tiger.  This piece of artifact is also known as “Zun” which reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

49

OBJECT NO.  29

This is a bronze rectangular wine pitcher known as “Her” crafted with a goat sat on a dragon chain ornament lid to act as a handle.  It also crafted with a mouth of a dragon.  The square and rectangular columns are densely decorated with coiled snakes design.  The handle at both sides symbolize dragon and dragon chain.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

50

OBJECT NO.  30

This is a bronze tray known as hollowed bronze “Jian” and “Guan” wine vessel designed with two significant features of wine and ice storage crafted with five handles decorated with hollowed pan chi dragon head and claw design.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

51

OBJECT NO.  31

This is a hollowed bronze incense censer crafted with three phoenix sat on top acting as a handle for easy opening with the body resemble a round bean or “Dou” supported by a mythical creature as a base with gold plating.   This piece of artifact reflects an exquisite refined workmanship and craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

52

OBJECT NO.  32

This is a bronze sacrificial serving vessel or hollowed “Dou” crafted with plum flower shape bolt ornaments around the cover and four side dragon handles.  The base is crafted with dragon design.  This piece of artifact reflects the craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

53

OBJECT NO.  33

This is a hollowed bronze rectangular wine vessel or also known as the “Lei” crafted with lotus flower leaf ornaments on top the cap cover and body surrounded by plum flower and coiled small snake designs.  The four sides of the body were decorated with animal masks suspending loose rings.  This piece of artifact reflects the sophisticated flower carving and craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

54

OBJECT NO.  34

This is a bronze rectangular wine pitcher known as “Her” crafted with a dragon sat on a square coiled snake ornament lid to act as a handle.  It is also crafted with a mouth of a dragon.  The square and rectangular columns are densely decorated with coiled snakes design.  The handle at both sides symbolize dragon and dragon chain.  This piece of artifact reflects the sophisticated creativity of the vessel for wine warming and craftsmanship during the Warring States period between 475 – 221 B.C.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

55

*    The Han Dynasty (204 B.C. – 220 A.D.)

OBJECT NO.  35

This is a gilded bronze lamp crafted with a Chinese vermilion bird holding on to a lamp tray supported with a dragon base embellished with gold plating.  This piece of artifact reflects the sophisticated craftsmanship during the Han Dynasty between 204 B.C. – 220 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

56

OBJECT NO.  36

This is a bronze cylindrical money box ornamented with five oxen on a clockwise motion.  The body is crafted with ancient people, boat and animal design.  The cylindrical money box is used to keep shell a symbolic of power and wealth during the Dian Kingdom.  This piece of artifact reflects the fine work of craftsmanship during the Han Dynasty between 204 B.C. – 220 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

57

OBJECT NO.  37

This is a glided bronze wine pitcher also known as ‘Her” crafted with embellishment of turquoise, agate and gem with gold plating all round with columns crafted with small snake design.  A dragon sat on top to act as the handle for the cap cover.  The chute is crafted with a dragon head design while the body handle is crafted with mythical animal head.  This is a rare piece of artifact of craftsmanship, precious art collection during the Han Dynasty between 204 B.C. – 220 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

58

OBJECT NO.  38

This is a glided bronze sacrificial serving vessel also known as “Dou” crafted with lotus flower leaf on top and body embellished with turquoise, agate and gem with gold plating all round.  The base is a symbolic of a Chinese vermilion bird holding on to a snake represents victory and peace.  This piece of artifact reflects the appreciation of an excellent work of art and craftsmanship during the Han Dynasty between 204 B.C. – 220 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

59

*    The Tang Dynasty (681 – 907 A.D.)

OBJECT NO.  39

This is a pottery made from clay a symbolic of a Tang Dynasty wealthy and beautiful lady in a brilliant tri-colored gold plated robe with flower design.  The hair style is one of exception accorded to wealthy and beautiful lady that comes with a flower.  The pair of hands holds on to a light brown utensil known as the “Ruyi” a symbol of ease and fortune.  Collectively, the pottery demonstrates a luxurious and elegant piece of workmanship during the Tang Dynasty between 681 – 907 A.D.  We do not own this piece of artifact.  We are the trustee for it and have the right to display and exhibit it to gain revenue.

60

OBJECT NO.  40

This is a copper metal painting with clay figurine painting of an archer mounted on a horse similar to the painting found in the tomb of Princess Yong Tsai and Prince Zhang Huai thus it is a rare piece of painting of historical value, artistic and of extremely high economic value during the Tang Dynasty between 681 – 907 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

61

OBJECT NO.  41

This is a copper metal painting with clay figurine painting of a wealthy and beautiful lady of the Tang Dynasty dressed with patterns of auspicious symbols of phoenix, cloud and flower similar to the painting found in the tomb of Princess Yong Tsai and Prince Zhang Huai thus it is a rare piece of painting of historical value, artistic and of extremely high economic value during the Tang Dynasty between 681 – 907 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

62

OBJECT NO.  42

This is silver made candle shape instrument used as a drinking game draw instrument crafted with lotus flower on top of the cover cap and body crafted with phoenix and dragon design with a written four Chinese word “The Analects of Confucius” mounted on top of a tortoise with gold plated all round.  The candle style and content of the engraving possessed the uniqueness of traditional folk culture and symbolic of philosophies and customs of people of the Tang Dynasty.  A rare instrument of the Tang Dynasty between 681 – 907 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

63

OBJECT NO.  43

This is silver made phoenix head jug with a handle with gold plating embellished with gems.  Gold and silver was first appeared during the Shang Dynasty and Zhou Dynasty but these metals was recognized as precious metals during the Tang Dynasty of a symbolic of wealth and power following the ancient people belief of longevity and immortality effects of these two metals, an impact derived from the custom inherited from the period of the Warring States (475 – 221 B.C.), Qin Dynasty (221 – 206 B.C.) and the Han Dynasty (204 B.C. – 220 A.D.).  Thus, follow-up dynasty such as the Song Dynasty, Liao Dynasty, Ming Dynasty and Qing Dynasty playing a pivotal role in the development of gold and silver wares in the ancient China.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

64

OBJECT NO.  44

This is copper made jar inlaid with gems and gold plated all round.  The lip has three fishes of leisure on top and is decorated with motifs of three tame-looking deer galloping ahead.  The body of the jar is embellished with dragon and phoenix motifs over a lattice of fish roes as well as flower and plant designs on the side.  The dragon is wide-mouthed and long-necked, with four legs and three claws dancing and prancing, looking vigorous and imposing.  The phoenix stands on two lotus flowers, with its head raised, tail bended, and wing fluttered, ready to soar.  The designs are magnificent and full of vitality and the inlay of various precious stones make it even more lavish.  A rare fine work established during the Tang Dynasty between 681 – 907 A.D.  We do not own this piece of artifact.  We do not own this piece of artifact.  We are the trustee for it and have the right to display and exhibit it to gain revenue.

65

*    The Song Dynasty (960 – 1279 A.D.)

OBJECT NO.  45

This is a potbellied jade-spring shape vase made from kaolin clay with gold plated flower sketching design.  It comes with a slender neck, tapered shoulder, a large belly and a circular base.  The state of art is the Ding kiln that produces the Ding purple glaze color for the vase rather than sauce glaze, tan glaze, black glaze and green glaze that commands higher economic value.  The glaze is black and glossy.  The glaze itself does not go down to the base.  The unglazed portion of the vase is reddish in color and the thinner parts of the glaze reveal a brown soy sauce color.  The design is thus graceful.  The painting technique is fluent and possesses an elegant style.  The gold paint used in the painting stayed making the vase even more precious and valuable.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

66

OBJECT NO.  46

This is a fish shape celadon bottle made from kaolin clay.  The state of art is the Jingdezhen porcelain kiln that produces the unique style of celadon bottle.  The glaze is a color between blue-green with white.  The bottle is thin and by looking from inside could see the outer pattern design.  It has a small mouth with a shoulder gradually coalescing to the base which purses outward.  The body symbolizes four fish with their mouths and tails mimicking jade.  The celadon of the bottle appearing on this bottle is the result of the soil when found underground.  This piece of artifacts available only from the Song Dynasty between 960 – 1279 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

67

OBJECT NO.  47

This is three goat shape celadon bottle made from kaolin clay or triumvirate.  The state of art is the Ru kiln that produces the unique style of celadon bottle or “Zun”.  Ru kiln is one of the five royal kilns of the Song Dynasty.  The “Zun” is with silver plated mouth and agate color all round with its specialty.  The bottle is with six legs but when looking at it at front side it will appear to have only four legs.  This piece of artifacts available only from the Song Dynasty between 960 – 1279 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

68

OBJECT NO.  48

This is a celadon tripod basin made from kaolin clay.  The state of art is the Ru kiln that produces the unique style of celadon basin.  Ru kiln is one of the five royal kilns of the Song Dynasty.  The basin is with gold plated mouth and agate color all round with its specialty.  The basin is with three legs.  This piece of artifacts is the most expensive due to limited production and available only from the Song Dynasty between 960 – 1279 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

69

*    The Yuan Dynasty (1271 – 1368 A.D.)

OBJECT NO.  49

This is a porcelain jug made from kaolin clay.  The state of art is the red under-glazed requires 1,300 degree Celsius kiln fired to produce the copper red color which is deep, rich and lovely.  The jug is with dragon shaped handles and peacock flower designs made for use a wine jug or “Hu”.  The red under-glazed is rare thus limiting mass production.  This makes it more special.    This piece of artifacts is available from the Yuan Dynasty between 1271 – 1368 A.D. being the birth of the red under-glazed jug.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

70

*    The Ming Dynasty (1368 – 1644 A.D.)

OBJECT NO.  50

This is a porcelain case made from kaolin clay.  The state of art is the magnification of the five colors embellished appearing on the case.  The five colored case comes with dragon and phoenix designs which at that time could be used only by the Royal Family.  At the bottom of the case it is shown to state a royal production of Emperor Jia Jing of the Great Ming Empire.  This makes it more special.  This piece of artifacts is available from the Ming Dynasty between 1368 – 1644 A.D. being the multi-color injection for case production.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

71

OBJECT NO.  51

This is a porcelain bowl made from kaolin clay.  The state of art is the red under-glazed requires 1,300 degree Celsius kiln fired to produce the copper red color which is deep, rich and lovely.  The bowl or otherwise known as “Wan” is embellished with peony flower design both inside and outside.  This makes it more special since normally, common bowl is with flower design appearing on outside of the bowl only.  This piece of artifacts is available from the Ming Dynasty between 1368 – 1644 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

72

OBJECT NO.  52

This is a porcelain jar made from kaolin clay.  The state of art is the Cobalt ingredient that will produce the jar known as the Cobalt Blue and White porcelain after kiln fired.  The jar is embellished with Cobalt blue lotus flower and white Tibetan script appearing on the jar body, a symbol of Buddhism.  The neck of the cap is embellished with the design of eight elemental hexagrams reflecting Arabic, Persian and Uyghur as well as Taoism belief.  The birth of the Cobalt Blue and White porcelain is considered to be the “Golden Age” of the Cobalt Blue and White porcelain during the reign of Emperor Xuan De whom declared the Cobalt Blue and White porcelain production limited to ten years only.  The jar is further embellished with the saying: “Emperor Xuan De reign production”.  This makes it more special.  This piece of artifacts is available from the Ming Dynasty between 1368 – 1644 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

73

*    The Qing Dynasty (1644 – 1911 A.D.)

       Introducing the reign of Emperor Qian Long (1736 – 1795 A.D.) where the molded copper mix

       Cloisonne 12 Animals of the Chinese Zodiac statues were designed by the Italian Jesuit missionary

       Giuseppe Castiligone.  Each of the Cloisonne 12 Animals has its own meaning corresponding to ancient Chinese calendar time.  It all started by Jade Emperor who at the request of his majesty residents to bring about a method to determine time and Jade Emperor decided to use these 12

       Animals, each to represent a calendar year.

OBJECT NO.  53

This is the first animal in the Chinese Zodiac which is the Rat representing sensitive and intelligent.

In a sitting position, the Rat is dressed with official uniform of the court of the Emperor Qian Long and holding an official reporting diary.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

74

OBJECT NO.  54

This is the second animal in the Chinese Zodiac which is the Ox representing hardworking and royalty.

In a sitting position, the Ox is dressed with official uniform of the court of the Emperor Qian Long and holding an official horsetail scepter.  The gilt work is magnificent and eye catching with refined workmanship.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

75

OBJECT NO.  55

This is the third animal in the Chinese Zodiac which is the Tiger representing dignified solemnity in full dominant spirit.  In a kneeling position, the Tiger is dressed with official uniform of the court of the Emperor Qian Long and reflect the symbol of a fighting general.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

76

OBJECT NO.  56

This is the fourth animal in the Chinese Zodiac which is the Rabbit representing sense of cautiousness.

In a sitting position, the Rabbit is dressed with official uniform of the court of the Emperor Qian Long and holding an official hand fan.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

77

OBJECT NO.  57

This is the fifth animal in the Chinese Zodiac which is the Dragon representing a divine creature of toughness and symbol of emperor himself.  In a kneeling position, the Dragon is dressed with official uniform of the court of the Emperor Qian Long and holding a golden sphere.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

78

OBJECT NO.  58

This is the sixth animal in the Chinese Zodiac which is the Snake representing flexibility.  In a sitting position, the Snake is dressed with official uniform of the court of the Emperor Qian Long and holding both hands, an image of wishing.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

79

OBJECT NO.  59

This is the seventh animal in the Chinese Zodiac which is the Horse representing strategic activeness.

In a sitting position, the Horse is dressed with official uniform of the court of the Emperor Qian Long and holding an official bamboo flute.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

80

OBJECT NO.  60

This is the eighth animal in the Chinese Zodiac which is the Goat representing power of unity.  In a kneeling position, the Goat is dressed with official uniform of the court of the Emperor Qian Long and holding an official bamboo flute.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

81

OBJECT NO.  61

This is the ninth animal in the Chinese Zodiac which is the Monkey representing active and nimble

In a sitting position, the Monkey is dressed with official uniform of the court of the Emperor Qian Long and holding left hand an official golden rod and right hand a golden hop.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

82

OBJECT NO.  62

This is the tenth animal in the Chinese Zodiac which is the Cock representing steadiness.  In a sitting position, the Cock is dressed with official uniform of the court of the Emperor Qian Long and holding on left hand a golden sphere and right hand a sign of spiritual blessing.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

83

OBJECT NO.  63

This is the eleventh animal in the Chinese Zodiac which is the Dog representing obedient and royalty.

In a sitting position, the Dog is dressed with official uniform of the court of the Emperor Qian Long and holding an official bow and arrow.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

84

OBJECT NO.  64

This is the twelfth and last animal in the Chinese Zodiac which is the Pig representing friendly and benevolent.  In a sitting position, the Pig is dressed with official uniform of the court of the Emperor Qian Long and holding an official scepter.  The gilt work is magnificent and the craftsmanship on the whole is exquisite.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

85

OBJECT NO.  65

This is a porcelain bottle made from kaolin clay.  The state of art is the depicting images appearing on the bottle the front, the image of Emperor Qing Long and back, the First Empress of the Qing Dynasty, Empress Xiaoxianchun with the images of the official seals of Emperor Qing Long.  The mouth of the bottle and the bottom base is gold plated with gold plated dragon handles.  The body of the bottle is moon shape and is produced for the Emperor only.  This piece of artifacts is available from the Emperor Qian Long of the Qing Dynasty between 1736 – 1795 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

86

OBJECT NO.  66

This is a bottle from copper and cloisonné mix.  The state of art is the depicting images appearing on the bottle inner front and inner back of auspicious offerings.  The mouth of the bottle and the bottom base is gold plated with gold plated dragon handles.  The body of the bottle is moon shape and is produced for the Emperor royal family only.  This piece of artifacts is available from the Emperor Qian Long of the Qing Dynasty between 1736 – 1795 A.D.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

87

OBJECT NO.  67

This is a glazed enameled porcelain wine jar from kaolin clay.  The state of art is the depicting images appearing on the wine jar with Ganoderma Lucidum and other multiple auspicious flowers.  This is a symbol of wealth and produced for the Emperor only.  The mouth of the bottle and the bottom base is gold plated with gold plated dragon handles.  The body of the bottle is moon shape and is produced for the Emperor only.  This piece of artifacts is available from the Emperor Qian Long of the Qing Dynasty between 1736 – 1795 A.D.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustee for it and have the right to display and exhibit it to gain revenue.

88

OBJECT NO.  68

This is a molded bronze gilded gold enameled vase from copper and cloisonné mix.  The state of art is the depicting images appearing on the vase representing European values following the French Rococo design with flowering quince patterns with lion head handles.  It is produced for the Emperor royal family only.  This piece of artifacts is available from the Emperor Qian Long of the Qing Dynasty between 1736 – 1795 A.D.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

89

OBJECT NO.  69

This is a conjoined gilded bronze cloisonné bottle from copper and cloisonné mix.  The state of art is the design and production of dual bottles one big and one small conjoined and cloth wrapped.  It is produced for the Emperor Kangxi only.  This piece of artifacts is available from the Emperor Kangxi of the Qing Dynasty between 1662 – 1722 A.D.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Kangxi of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

90

OBJECT NO.  70

This is a gilded bronze cloisonné molded flagon from copper and cloisonné mix.  The state of art is the depicting image of the flagon as a gourd engraved with dragon patterns, a dragon forming the chute and a “Ruyi” being the handle, a symbol of good luck.  It is fully gold plated.  It is produced for the Emperor royal family only.  This piece of artifacts is available from the Emperor Qian Long of the Qing Dynasty between 1736 – 1795 A.D.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

91

OBJECT NO.  71

This is a molded bronze gilded gold cloisonné crane from copper and cloisonné mix.  The state of art is the artistic metalwork of the crane.  The Heavenly Crane has a narrow neck, a long neck and large webbed feet.  The body is round with large wings ready to fly.  It is a piece of highly skilled work of craftsmanship in cloisonné technique of decorating metalwork object.  It is produced for the Emperor royal family only.  This piece of artifacts is available from the Emperor Qian Long of the Qing Dynasty between 1736 – 1795 A.D.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

92

OBJECT NO.  72

This is a molded gilded bronze cloisonné case from copper and cloisonné mix.  The state of art is the engraving and depicting image of dragon patterns round in shape with a round base.  It is made with sky blue enamel glaze engraved with plum flower to symbolize the metaphor for royalty, purity and perfection.  The cloisonné work depicts flowers from the four seasons, including the peony for spring, the water lily for summer, the chrysanthemum for autumn and the plum blossom for winter.  It is produced for the Emperor royal family only.  This piece of artifacts is available from the Emperor Qian Long of the Qing Dynasty between 1736 – 1795 A.D.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

93

OBJECT NO.  73

This is molded enamel painted truncheon shaped porcelain vase made from kaolin clay.  The state of art is the engraving the painting work of Giuseppe Castiglione’s painting called “The Immortal Calyx of Everlasting Spring” onto the porcelain vase.  There were sixteen paintings and this is one of them.  There were seals which read in Chinese: “Government”, “Castilgone”, “Seal of the Grand Examiner of the Three Halls of Hopes” (the emperors official managing agency of his private collection), “A treasure personally inspected by his Majesty Qian Long”, “to have proper heirs” etc.  This piece of artifacts is available from the Emperor Qian Long of the Qing Dynasty between 1736 – 1795 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

94

OBJECT NO.  74

This is colorful enameled porcelain vase made from kaolin clay.  The state of art is the depicting the “Heroes of the Romance of the Three Kingdoms: Zhang Fei, Guan Yu, Ma Chao, Huang Zhong and Zhao Zilong”.  It is produced for the Emperor royal family only.  This piece of artifacts is available from the Emperor Qian Long of the Qing Dynasty between 1736 – 1795 A.D.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

95

OBJECT NO.  75

This is molded enameled porcelain bottle from kaolin clay.  The state of art is the production and engraving of five tubular necks and mouths with special designs such as lotus flower, bat and “Ruyi”, a symbol of “things going as one wishes”.  It is produced for the Emperor royal family only.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

96

OBJECT NO.  76

This is molded enameled porcelain vase from kaolin clay.  The state of art is the production and engraving of six faces with special designs such as banana leaf, flower, bat and “Ruyi”, a symbol of “things going as one wishes”.  There is a dragon sitting on the neck of the vase.  It is produced for the Emperor royal family only.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

97

OBJECT NO.  77

This is molded enameled porcelain bowl made from kaolin clay.  The state of art is the production of the bowl with a rotating base and engraving a landscape fresco depicting fish, moss and poetry.  The rotating base is decorated to lotus flower.  Inside wall of the bowl is engraved with four fish and moss with a couplet written on the wall.  It is produced for the Emperor royal family only during the period 1723 – 1735 A.D.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Yong Zheng of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

98

OBJECT NO.  78

This is a porcelain cup or otherwise known as “Jue” made from kaolin clay.  The state of art is the production of the “Jue” with three legs that clamped to the center stem of the tray.  It is fully gold plated.  The “Jue” body is decorated with angular spiral pattern (“Hui Wen”), motifs of clouds and dragons, and auspicious symbols.  The exterior golden tray is decorated with motifs of lotus flowers, clouds, and auspicious animals.  It is produced for the Emperor royal family only.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

99

OBJECT NO.  79

This is glazed enameled porcelain vase made from kaolin clay.  The state of art is the production of double wall vase with the gold plated outer wall with holes looking into the inner wall with designs.  The inner vase is rotatable.  The external vase is engraved with Chinese character for “person” (“Ren”), lotus flower, fretwork and “Ruyi”, a symbol of good luck and perfection.  There is a Chinese phrase “Ji Qing You Yi” which means “May you have abundance, good fortune and joy all day” appearing on four side of the neck of the outer vase.  It is produced for the Emperor royal family only.  It is embellished with an official seal with following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

100

OBJECT NO.  80

This is a set of double glass enameled “Jade Spring” snuff bottle.  The state of art is the use of cloisonné technique to depict image of pheasants and peonies on the glass bottle the first of its kind during the period of Emperor Kangxi.  It is produced for the Emperor Kangxi only.  This piece of artifacts is available from the Emperor Kangxi of the Qing Dynasty between 1662 – 1722 A.D.  It is embellished with an official seal with the following words in Chinese: “The reign of the Emperor Kangxi of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

101

OBJECT NO.  81

This is a porcelain bottle or otherwise known as “Hu” or “Kundikas” made from kaolin clay.  The state of art is the production of “Kundikas” (from Sanskrit) or Bunba (from the Tibetan) from the royal kiln of the Qing Dynasty.  The “Kundikas” is used during Buddhist ceremony and is produced as gifts to the Tibetan religious leaders on the Qinghai Plateau from the Qing Emperor.  It is gold plated with cloud and dragon designs.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

102

OBJECT NO.  82

This is molded bronze gilded gold cloisonné jug.  The state of art is the production of the gold plated jug shape resembles a gourd with a lotus handle lid and connecting base with circular legs pursed outward.  The neck is with two gilded handles.  The bronze base is painted in enamel, with base coat of the entire piece being yellow enamel upon which are flowered branches of red, blue and purple that form a brocade feel.  It is produced for the Emperor royal family only.  It is embellished with an official seal with following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

103

OBJECT NO.  83

This is molded bronze gilded gold enameled jug.  The state of art is the production of the gold plated jug shape resembles as a pair of jugs with a double lotus ornamental lid but actually is one jug.  The surface has a yellow base with intermittent gilt decorations, and then decorated with many enameled dragon patterns and floral patterns depicting flowers intertwined around branches.  It is produced for the Emperor royal family only.  It is embellished with an official seal with following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

104

OBJECT NO.  84

This is a porcelain canary glazed decorated wine jug made from kaolin clay.  The state of art is the production of the jug being base glaze in bright canary yellow.  The mouth is highlighted with gold.  The neck and shoulders are painted with modified lotus flower patterns and belly is painted with patterns of flowers on intertwined branches.  The paintings are outlined in black glazed lines, within which are painted with various bright colors.  It is produced for the Emperor royal family only.  It is embellished with an official seal with following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

105

OBJECT NO.  85

This is a porcelain vase made from kaolin clay.  The state of art is the Cobalt ingredient that will produce the vase known as the Cobalt Blue and White porcelain after kiln fired.  The vase is embellished with Cobalt Blue phoenix and kirin on the upper section, middle section with Cobalt Blue flower and the third and final section is with Cobalt Blue banana leaf.  This piece of artifacts is available during the Qing Dynasty period 1644 – 1911 A.D.   We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

106

OBJECT NO.  86

This is a porcelain wine jug made from kaolin clay.  The state of art is the use of five colors with sapphire blue as the base color depicting the images of birds and peonies.  It is produced for the Emperor royal family only.  It is embellished with an official seal with following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

107

OBJECT NO.  87

This is a porcelain enameled vase made from kaolin clay.  The state of art is the use of sapphire blue as the base color depicting the images of flowers and peonies.  The vase is with a pair of dragon shaped handles.  At the top are painted peonies which are a metaphor for “wealth”.  On the signs are designs of the “Three Abundance” which are “The Buddha Palm”, The Pomegranate”, and the “Immortal Peach”, symbolizing many blessings, many offspring and longevity.  It is produced for the Emperor royal family only.  It is embellished with an official seal with following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

108

OBJECT NO.  88

This is a porcelain glazed vase made from kaolin clay.  The state of art is the production of the vase an impression of a bronze made vase.  It is engraved with dragon and cloud images with light green spot and with gold plated. It is produced for the Emperor royal family only.  It is embellished with an official seal with following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

109

OBJECT NO.  89

This is a porcelain wash basin made from kaolin clay.  The state of art is the production of the basin with three legs through the intimation of the Jun Kiln glazing technique of the Song Dynasty.  The mouth of the basin is shaped as flower petals.  It has arched sides and a tripod base in the shape of lingzhi mushrooms.  The interior wall of the wash basin are painted with blue glaze and the outside with rose colored glaze.  It is produced for the Emperor royal family only.  It is embellished with an official seal with following words in Chinese: “The Eastern palace of the Emperor’s house”.  This piece of artifact is available during the Qing Dynasty period 1644 – 1911 A.D.   We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

110

OBJECT NO.  90

This is a porcelain glazed hexagon vase made from kaolin clay.  The state of art is the production of the glazed hexagon face vase with handles in intimation of ancient bronze, manufactured at the Royal Jingdezhen kiln.  The base glaze is from a mixture of tea leaves, black glaze and iron rust giving an even greater simple, ancient motley coloring.  It shows a full artistic style and imagination that mimics the ancient styles yet is not stuck in them.  It is produced for the Emperor royal family only.  It is embellished with an official seal with following words in Chinese: “The reign of the Emperor Qian Long of the Qing Dynasty”.  We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

111

OBJECT NO.  91

This is a crystal jar in the shape of a Stupa Made of Crystal.  The state of art is the production of the jar with religious value enshrouded in inlaid gilded silver coils.  The knob at the top of the stupa is made of gold and silver gilt coil and handcrafted inlaid emerald, coral, turquoise, ruby and other precious gems.  The stupa jar is called “Kalasa” in Sanskrit and is also referred to as the “treasured jar” and the “immaculate bottle”.   We do not own this piece of artifact.  We are the trustees for it and have the right to display and exhibit it to gain revenue.

112

Sales and Marketing

FMAC Website

Our website, www.fmac-art.com is under construction.  We anticipate that when the website is completed, it will enhance our sales and provide an exposure of the ninety one (91) pieces of priceless artifacts for public viewing.  The website will be linked to our various internet artifacts museum operators, for example, Tian Chang in Taiwan: www.fmac-museum.com

We intend to have a dedicated team of information technology specialists who are responsible for the development of FMAC and internet artifacts museum operators’ websites, managing the consumer-facing website – the internet viewing and the infrastructure necessary to support regional coverage.

On launched, both websites will go ‘Live’ available 24 hours a day, seven days a week allowing customer service to entertain our internet artifacts museum operators and members to watch and view the priceless artifacts from their home, office or even from their mobile phone by payment of a membership fee.

Marketing

We intend to engage the services of a Marketing Company to be our Marketing Agent to source for interested internet artifacts museum operators for our Stage One business plan as well as to engage suitable Exhibition Management Company to represent us in the physical ground exhibition of our priceless artifacts for our Stage Two business plan.  This will enable us to save substantial upfront marketing costs.

Advertising

Our marketing strategy is to communicate directly with potential members and emphasize our fascinating historical priceless artifacts embodied in our corporate slogan, “FangMax, Makes Fun!”

In doing so, we intend to advertise our historical and priceless artifacts on our websites, through internet, in print media, radio and television advertisement.

We would supplement our advertising expenditure by leveraging cost-effective public relation opportunities and by being pro-active and creative in various promotions and campaigns once we have commenced official business.  For example, we participated as a sponsor to provide an opportunity to expose our historical and priceless artifacts at the Chiayi City Government  Museum, Taiwan, Republic of China 30th Anniversary – FangMax Collection of Treasure Antiques Exhibition held on July 1 to August 26, 2012 organized by the Chiayi City Government, Taiwan, Republic of China.

PICTURE NO. 1 at the FangMax Collection of Treasure Antiques Exhibition,

Exhibition of Chinese Historical Works of Arts, Chiayi City Government Museum

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1F特展區
Special Exhibition Area
瓷器
中華歷代文物藝術特展
綠崖故是
倚雲栽
臣郎世寧恭畫

PICTURE NO. 2 at the FangMax Collection of Treasure Antiques Exhibition,

Exhibition of Chinese Historical Works of Arts, Chiayi City Government Museum

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PICTURE NO. 3 at the FangMax Collection of Treasure Antiques Exhibition,

Exhibition of Chinese Historical Works of Arts, Chiayi City Government Museum

PICTURE NO. 4 at the FangMax Collection of Treasure Antiques Exhibition,

Exhibition of Chinese Historical Works of Arts, Chiayi City Government Museum

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We intend to actively participate as a sponsor at cultural exchange and exhibition organized by government organizations at selected target markets.  This will enable us to gain public awareness of our historical and priceless artifacts.

The combination of marketing and intended advertising activities will enable us to penetrate into the initial target market, Taiwan.  We intend  to claim Taiwan market as a ‘Leader’ for Internet Artifacts Museum through effective control of marketing costs, thus enjoying maximum public exposure for our wide range of historical and priceless artifacts.

Taiwan Market

There are three (3) free internet movie stations in Taiwan, Republic of China namely:  SINA VIDEO Web site: http://video.sina.com.cn/ , BAIDU PLAYER Web site: http://player.baidu.com/ and YOUTUBE Web site: http://www.youtube.com/   but they are not internet artifacts museum providers.

Competition in this market revolves around price and quality.  Free internet movie attracts young audience with limited types of movie attractions such as thriller, action and drama.  We intend to spearhead into the Taiwan market the ninety one (91) pieces of priceless artifacts over internet and launch to claim we are the “Pioneer” for the internet artifacts museum and to claim to be the “Leader” of today and tomorrow in the provision of historical and priceless artifacts of ancient Chinese culture over internet.  We aim to target audience of age 35 years old and above, male and female, and in particular to those treasure history, artifacts collectors, specialists and academicians.

Competition – Internet Movie and Internet Artifacts Museum

We face competition from other internet entertainment providers such as the movie providers around the world, but none providing an internet artifacts museum.

Competition – Physical Ground Exhibition and Museum

Exhibition of historical and priceless artifacts with ancient cultural value are rare.  We intend to be the “Pioneer” and be the “Leader” in the exhibition industry for historical and priceless artifacts.  We would price the entrance fee reasonably and affordably by the general public of the selected target market.

Museum operators are normally operated by government agency.  Specific museum that possessed historical and priceless artifacts of ancient Chinese culture museum from Taiwan, Republic of China and the People’s Republic of China.   They are also a limited few private museum operators in Taiwan exhibiting other type of artifacts, collectively there are five (5) museums in Taiwan.  They are the National Palace Museum, National Museum of History, Chi Mei Museum, Museum of the Institute of History and Philology, Academia Sinica and Hwa Kang Museum.

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National Palace Museum  http://www.npm.gov.tw/

No. 221, Sec. 2, Zhishan Rd., Shilin Dist., Taipei City 11143, Taiwan, R.O.C.

Ticket Prices:

Category	Admission	Applicable to
Regular	NTD $250	- General audiences
Group	NTD $230

- Groups of 10 or more, (Group admission is NTD$100 per person, plus a rental fee of NTD$20 for NPM's audio tour system.)
＊Please note that all purchasers of group tickets must use the NPM group audio tour system.
＊ Group tickets can be purchased until 18:00.

Discount	NTD $150	- Students with valid international student ID

Annual Visitor Statistics:

3,849,577(2011)       4,360,815(2012)

Exhibition Features:

Exhibiting 46,100 antiquities, 5,526 paintings and calligraphies, and 545,797 rare books and documents. The collection from the National Central Museum included 11,047 antiquities, 477 painting and calligraphies, and 38 rare books and documents. In sum, the combined collection consisted of 608,985 cultural relics.  Source: National Palace Museum.

National Museum of History http://www.nmh.gov.tw/

49 Nan Hai Road, Taipei City 100, Taiwan, R.O.C.

Ticket Prices:

Category	Admission	Applicable to
Full-price ticket	NTD $30	- General Public
Half-price ticket	NTD $15	-Students, soldiers, police officers
Free admission qualifications	Free of Charge	- Children below 120 cm in height. -Handicapped individuals (with certification) and one companion.
*Entrance tickets for special exhibits may vary depending on the nature of the exhibit. Please check the promotional literature for information on tickets for particular exhibits show entrance.

Annual Visitor Statistics:

Main Building: 232,058

Special Exhibition: 418,172

Educational Activities: 91,080

Total: 741,310 visitors (2011).

Exhibition Features:

The museum's collection of Huaxia artifacts totals some 56,000 pieces covering the different periods. The items that form part of this exhibition mainly comprise Neolithic Period painted pottery, Shang Dynasty bronzeware, Han and Tang Dynasty pottery, Buddhist carvings, jade artifacts, colorful tankas and literati curio items. This exhibit aims to focus on the museum collection's specialty and styles by showcasing the rich essence of Huaxia Civilization.  Source: National Museum of History.

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Chi Mei Museum http://www.chimeimuseum.com/index.aspx

No. 59-1, San Chia, Jen Te, Tainan City 71702, Taiwan, R.O.C.

Admission: Free of Charge.

Annual Visitor Statistics: Not available.

Exhibition Features:

The objects in the ChiMeiMuseum’s collections fall into five main categories: Western art, musical instruments, historic artifacts, natural history and arms and armor.

Source: Chi Mei Museum.

Museum of the Institute of History and Philology, Academia Sinica

        http://www.ihp.sinica.edu.tw/~museum/tw/index.html

       130 Section 2, Academia Road, Nankang, Taipei, 11529, Taiwan, R.O.C.

Admission: Free of Charge

Annual Visitor Statistics: Not available.

Exhibition Features:

Collection classified into artifacts made from stone, bone, shell, ceramic, jade, and bronze as well as wooden slips, and archives recorded on paper.  The collection spans the breadth of Chinese history, from the Paleolithic Period to the later imperial dynasties of the Ming and Ch'ing, and modern times.

Over 100,000 pieces excavated by the Academia Sinica during the time when the Institute was still in China, approximately 70% of which are from the Shang period ruins near Anyang, Honan Province.

Over 7000 pieces dating from the Paleolithic period, originally from the Mortillet collection.  A number of bronzes dating from the Shang and Chou dynasties, purchased by Professor Fu Ssu-nien in Peking.  Over 13,000 wooden slips from Edson-gol, dating back to the Han dynasty.  Over 1000 items relating to ethnic minority groups in China.

Source: Museum of the Institute of History and Philology, Academia Sinica

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Hwa Kang Museum

http://www2.pccu.edu.tw/CUCH/01.htm

No. 55, Huágāng Road, Shìlín District, Taipei, Taiwan, R.O.C.

Admission: Free of Charge

Annual Visitor Statistics: 43,000

Exhibition Features:

More than 50,000 collected works, the permanent collection consists of modern and contemporary Western paintings as well as Chinese paintings and calligraphy, photographic works of Lang Chingshan, Chinese ceramics from various dynasties, folk arts, and woodblock prints.  The Hwa Kang Museum's Permanent Collection of Modern and Contemporary Chinese Painting and Calligraphy contains more than 4,000 items, chiefly works by mainland Chinese artists who, after 1949, moved either to Taiwan or overseas, as well as works by the earlier generation of local Taiwanese artists. Works by Wang Yang_ming, Wu Chang_shuo, Yu You_ren, Pu Xin_yu, Zhang Da_qian, Huang Jun_bi, Zhang shu_qi, Zhao shao_ang, Au Ho_Nien, Li Mei_shu, Liu Qi_wei, and other well-known artists are included in this collection.  Source: Hwa Kang Museum.

The Company’s Franchisee in Taiwan, Tian Chang has commenced the physical ground exhibition and part of the ninety one (91) historical and priceless artifacts have been exhibited for the general public to view.

PICTURE NO. 1 – Physical ground exhibition organized by Tian Chang at

21F-A1, No. 502, Jiuru 1st Road, Sanmin District, Kaohsiung City 807, Taiwan.

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PICTURE NO. 2 – Physical ground exhibition organized by Tian Chang at

21F-A1, No. 502, Jiuru 1st Road, Sanmin District, Kaohsiung City 807, Taiwan.

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PICTURE NO. 3 – Physical ground exhibition organized by Tian Chang at

21F-A1, No. 502, Jiuru 1st Road, Sanmin District, Kaohsiung City 807, Taiwan.

PICTURE NO. 4 – Physical ground exhibition organized by Tian Chang at

21F-A1, No. 502, Jiuru 1st Road, Sanmin District, Kaohsiung City 807, Taiwan.

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PICTURE NO. 5 – Physical ground exhibition organized by Tian Chang at

21F-A1, No. 502, Jiuru 1st Road, Sanmin District, Kaohsiung City 807, Taiwan.

PICTURE NO. 6 – Physical ground exhibition organized by Tian Chang at

21F-A1, No. 502, Jiuru 1st Road, Sanmin District, Kaohsiung City 807, Taiwan.

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Competition in museum industry revolves around price (entrance fee or admission fee) and the type and quality of artifacts.  We intend to price the admission fee reasonably and affordably by the general public in Taiwan and other target markets.  We aim to target audience of age 35 years old and above, male and female, and in particular to those treasure history, artifacts collectors, specialists and academicians.

We need to focus on the quantity and quality of the historical and priceless artifacts to establish a strong corporate image as well as brand awareness but we do not possess such financial capabilities at this current time.  We may never be able to effectively enter the internet, physical ground exhibition as well as the museum industry and thus may not be in a position to complete with competitors who enters the market with strong financial means.

Compliance with Government Regulations

We currently do not have substantial operations.  However, once we do have  substantial operations, our business will be affected by numerous laws and regulations.  To ensure that our operations are conducted in full and substantial regulatory compliance, as part of our current internal procedures and policies, we have established a mandatory requirement to our potential Franchisees to seek prior understanding of local government conditions and requirements to operate the internet artifacts museum and/or physical ground exhibition for historical and priceless artifacts.  We would also ensure that all licenses and permits if required will be applied and obtained before and after commencement of the our business operations.

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both.  Moreover, changes in any of these laws and regulations could have a material adverse effect on business.  In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

Currently we do not have substantial operations and believe that once we do have substantial operations, we will comply in all material respects with applicable laws and regulations, and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the beverage industry.  We do not anticipate any material capital expenditures to comply with federal and state environmental requirements.

Employees

We currently do not have any employees other than our President and Chief Finance Officer, both devote approximately 40 hours per week to our operations.  To assist them, we have entered into an agreement with Access Management Consulting and Marketing Pte Ltd to provide accounting and corporate secretarial services.

Research and Development Expenditures

We have not incurred any expenditures on research and development since our inception

Subsidiaries

We do not have any subsidiary companies.

Patent and Trademarks

We do not own any patent but the following trademarks and logos belong to us:

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Offices

Our business office is located at 555 California Street, Suite 4925, San Francisco, CA 9410, United States of America.  Our telephone number is + 1 415 659 1877.  We pay rent of $375 per month for our San Francisco office.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 4421 Edward Avenue, Las Vegas, Nevada 89108.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 202 registered shareholders.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

1% of the total number of securities of the same class then outstanding, which will equal 11,527,784 shares as of the date of this prospectus; or

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

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Plan of Operation

Our plan of operation for the next twelve months following the date of this prospectus is to implement all contracts we have entered into with Jui Feng Fang and Tian Chang International Artifacts Co Ltd to develop and establish the internet artifacts museum in Taiwan, Republic of China and the publication of artifacts booklets and organizing physical ground exhibition in Taiwan, Republic of China.  We would continue to source and negotiate for another internet artifacts museum operator in the target markets in accordance to our Stage One business plan.

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Royalty payment to Jui Feng Fang                                                  $1,000,000

Working capital requirement                                                           $1,040,000

Manager fee                                                                                 $     90,000

We expect to need approximately $1,110,000 for the next six months of operations and an additional $1,020,000 until we achieve profitability.  The funds will be used for the purposes of retaining a more-qualified management team, marketing and administrative expenses and for professional fees.

Currently our monthly burn rate is approximately $170,000.  However, this number is not an accurate reflection of our actual monthly cash requirement, as it is likely to be much higher once we commence operations.  Currently as of August 29, 2013, we had $161,175.11 cash on hand which is not enough to sustain our business operations for the next 6 months.  Our Chief Financial Officer who is also our shareholder, Mr. Mao Tang Lin has committed to invest in our business by the subscription of our common stock of $2 million.  However, there is no guarantee that Mr. Mao Tang Lin will not breach the private placement agreement.

We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months.  Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund the business operations, may not be available, or if available, may not be on terms unacceptable to us.

We intend to penetrate into the museum market and to achieve that goal; we plan to acquire historical artifacts, acquire land and construction of a museum and to provide us the required working capital once the IPO subscription proceeds are fully subscribed.   The IPO subscription proceeds will therefore be used for:

Purchase of historical artifacts                                    $5,000,000

Purchase of land and construction of a museum           $6,500,000

Working capital requirement                                       $2,825,000

Manager fee for the Issue                                          $  675,000

However, there is no guarantee that the private placement will be successful that we will receive sufficient proceeds from the direct offering or building construction or building plan will be approved by the relevant authority.

We entered into a Manager Consulting Service Agreement on 4th December, 2012 with Access Finance and Securities (NZ) Limited of Level 31, Vero Centre, 48 Shortland Street, Auckland 1140, New Zealand to provide management and consulting services related to the following: sourcing, evaluation and making recommendation suitable professionals or consultants for the ‘Team’ to make us go public; organizing, coordination and monitoring work schedule of the ‘Team’ members; consulting and determination of strategy for going public; advising and reviewing of business plan and S-1 including amendments thereof; advising on SEC comment letters and participation in the response strategy and provision of answer and to structure the offering shares; and attending meetings as from time to time required in the capacity as the Advisor for the Issuer and manager for the Issue.  A copy of this agreement is filed as an exhibit to this registration statement.  Pursuant to this agreement, we incurred $500,000 in general and administrative fees of $448,507 to be paid for in cash and the remaining expenses of $51,493 to be paid for in our common shares.

We also entered a Prospectus Service Agreement on 4th December, 2012 with Access Management Consulting and Marketing Pte Ltd of Level 31, Six Battery Road #31-01, Singapore 049909 to provide us the drafting and preparation of a business plan for the Company and for the inclusion into the S-1; reviewing and advising on the modification and amendments of the business plan for the S-1; attending and providing answers to auditors’ enquiries; discussion, consulting and taking instructions from auditors, securities lawyers and Advisor to the Issuer to update, modify and amend the business plan and hence the S-1; provision of bookkeeping and accounting services including the preparation of financial statements in accordance to US GAAP and input the Financial Footnote and Subsequent Event disclosure; provision of corporate secretarial services including the drafting and preparation of board and shareholders resolutions, board and shareholders meetings; and liaise with attorney in respect of trade mark application and maintain trade mark report and register all in the capacity as a Consultant to the Company.  A copy of this agreement is filed as an exhibit to this registration statement.  According to this agreement, we incurred $700,000 in management fees payable by cash $598,096 and $101,904 in our common shares.

We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months.  If we are unable to raise the required funds we need to commence business operations whether from the commitment to subscribed for our common stock from Mr. Mao Tang Lin or from our direct public offering, we will attempt to secure additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations.  However, there is no guarantee that we will be successful in raising additional financing.

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Results of Operations for the Year Ending May 31, 2013 Compared to the Year Ending May 31, 2012 and from Inception on February 13, 2012 to May 31, 2013

We have no revenue since inception as from February 13, 2012 to May 31, 2013.  We have not yet started to collect our royalties from the Franchisee, Tian Chang for the Taiwan market.  We incurred operating expenses in the amount of $1,140,939 for the year ended May 31, 2013 compared to 444,364 for the year ended May 31, 2012. We incurred operating expenses in the amount of 1,585,303 for the period from our inception on February 13, 2012 to May 31, 2013.  These operating expenses were comprised of general, administrative and professional fees relating to our incorporation and business development.

We have not attained profitable operations and are dependent upon obtaining financing to pursue internet artifacts museum and physical ground exhibition activities as well as marketing and distribution activities.  For these reasons, our independent auditor’s report contains a note that there is substantial doubt that we will be able to continue as a going concern.

Revenues

We have not yet generated any revenues.

Expenses

We have incurred operating expenses of $1,140,939 during the year ended May 31, 2013 compared to 444,364 for the year ended May 31, 2012.  We incurred operating expenses in the amount of  $1,585,303 since our inception on February 13, 2012 to May 31, 2013.

Liquidity and Capital Resources

As of May 31, 2013, we had total assets of $46,217 compared to 9,877 for the year ended May 31, 2012.  As of May 31, 2013, we had a working capital surplus of $43,118.

Cash Used in Operating Activities

Cash used in operating activities was $565,843 for the year ended May 21, 2013 compared to $123 for the year ended May 31, 2012. The cash used in operating activities from our inception on February 13, 2012 to May 31, 2013 is 565,966.

Cash from Financing Activities

We have not used any cash in financing activities for the year ended May 31, 2013 or the year ended May 31, 2012.  We have received net cash of $602,183 for the year ended May 31, 2013 compared to 10,000 for the year ended May 31, 2012.  We received a net cash of 612,183 from our inception on February 13, 2012 to May 31, 2013.

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Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our officers and directors and their ages as of the date of this prospectus is as follows:

       Name of Director

Age

Jui Feng Fang

60

Pen Yuan Chang

57

Executive Officers:

       Name of Officer

Age

                    Office_____________________

Jui Feng Fang

60

President, Chief Executive Officer and Secretary

Mao Tang Lin

55

Treasurer, Chief Financial Officer, Principal

Accounting Officer and General Manager

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Biographical information

Set forth below is a brief description of the background and business experience of our officers and our directors for the past five years.

Jui Feng Fang, Director and President, Chief Executive Officer and Secretary

Since our inception on February 13, 2012, Jui Feng Fang has been our president, chief executive officer, secretary and a member of the board of directors.  Mr. Fang is a businessman and artifacts collector by profession.  On May 21, 2010, Mr. Fang was presented with an “Honorary Doctorate

Degree in Archaeology from the Japan International Academy” as well as the title of “Japan International Academy Professor Examiner of Asian Antiquities” from ‘His Royal Highness the Imperial Prince Fushimi Hiroaki”.  In 2009, he was the President of Hsin Pao Industrial Co Ltd, Taiwan and held this position till to-date.  In 2010, he established Asia antiquarian Centre, Taiwan and held the post of President to to-date.  He then established the Royal Museum Co Ltd, Taiwan in 2012 where he was titled as the President, a post he holds still to-date.  He is also currently the President, Chief Executive Office and Secretary of FangMax Artifacts Corp and President of Tian Chang International Company Limited, Taiwan.  Mr. Fang is highly knowledgeable and has many years of experience in antiques and artifacts and this made him to be a Master Chief Appraiser of Archaeological Artifacts, a status which makes him an ideal candidate to serve as a director.

Pen Yuan Chang, Director

Since our inception on February 13, 2012, Pen Yuan Chang has been our director, a member of the Board.  Mr. Chang is a businessman by profession.  After his high school in 1975, from 1980 to 1986, he started his own business selling cyclical cooking gas to households; he was the President of Tang-Ren Gas Company Limited, Taiwan.  From 1986 to 1994, he then ventured into garment business where he was the President of Guo Ji Garment Export Company, Taiwan.  In 1994, he and his family members migrated to Canada where he became a Canadian and he was the President of Han Tang Real Estate, Canada.  In 2007, he returned to Taiwan where he established Younwon Development Ltd and he held the title of President still to-date.  Currently, he is also a director of Tian Chang International Company Limited, Taiwan.  Mr. Chang is an experienced businessman in the field of commerce and industry and this makes him an ideal candidate to serve as a director.

Mao Tang Lin, Treasurer, Chief Financial Officer and Principal Accounting Officer and General Manager

Since our inception on February 13, 2012, Mao Tang Lin has been our Treasurer, Chief Financial Officer, Principal Accounting Officer and General Manager.  Mr. Lin is a chemical engineer by profession after in 1980 he graduated from the Chemical Engineering Department, Lunghwa University of Science and Technology, Taoyuan, Taiwan, Republic of China.  After his schooling, Mr. Lin secured a tourist guide license and in 1983, he was engaged as a tourist guide by Blue-Sky Travel Service, Taiwan.  In 1989, Mr. Lin became an agent for Taiwan’s dairy cooperative, Charoen Pokphand Enterprise for distribution of lunch boxes to schools in the Chiayi District.  In between 2000 to 2003, he was the VIP manager in marketing of telecommunication system in Taiwan.  In 2006 till to-date, he was the Special Assistant to the President of the Royal Arts Center, Taiwan.  He is currently the director and chief executive of Tian Chang International Company Limited, Taiwan.  Mr. Lin is knowledgeable in the field of artifacts and has been a businessman for many years and this makes him an ideal to serve as the Chief Financial Officer and Principal Accounting Officer.

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent.  We have chosen to follow the definition of independence as determined by the Marketplace Rules of The Nasdaq National Market (“NASDAQ”).  Pursuant to NASDAQ’s definition, we do not have any independent directors.

Term of Office

Our officers and our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

There are no persons other than our officers and directors above are expected by us to make a significant contribution to our business.

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Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 13, 2012 to May 31, 2013(our fiscal year-end).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY 2010 ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Jui Feng Fang, President, CEO, Secretary, and Director	2013	None	None	None	None	None	None	None	None
	2012	None	None	None	None	None	None	None	None
Mao Tang Lin, Treasurer, Chief Financial Officer, Principal Accounting Officer and General Manager	2013	None	None	None	None	None	None	None	None
	2012	None	None	None	None	None	None	None	None
Pen Yuan Chang, Director	2013	None	None	None	None	None	None	None	None
	2012	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Employment Agreements

We do not have any employment agreements.

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Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is Two Allen Center, 1200 Smith Street, Suite 1600, Houston, Texas 77002, United States of America.

Shareholders	Number of Shares	Percentage
Jui Feng Fang (1)	0	0%
Mao Tang Lin (2)	550,000,000	47.7%
Pen Yuan Chang (3)	271,074,250	23.5%
All directors and executive officers as a group [2 persons]	550,000,000	47.7%
Li Ching Chen	102,420,000	8.9%
Access Finance and Securities (NZ) Ltd.(4)	51,493,750	4.5%
Access Management Consulting and Marketing Pte, Ltd. (4)	101,904,370	8.8%

(1)

Jui Feng Feng is our President, C.E.O., Secretary and a Director.

(2)

Mao Tang Lin is our Treasurer, C.F.O. and Principal Accounting Officer and General Manager

(3)

Pen Yuan Chang is our Director.

(4)

Yi Lung Lin has voting and investment control over shares held by Access Finance and Securities (NZ) Ltd. and Access Management Consulting and Marketing Pte, Ltd.

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 1,152,778,396 shares of common stock outstanding as of August 28, 2013.

130

Certain Relationships and Related Transactions

On March 6, 2012, we entered into a Memorandum of Understanding with Tian Chang International Artifacts Company Limited (“Tian Chang”) to franchise its rights to Tian Chang for the operations of an Internet Artifacts Museum and Ground Artifacts Exhibition in the Republic of Taiwan. Our President is the President and a shareholder of Tian Chang. A Director of ours is the Director and a shareholder of Tian Chang. Our Treasurer, Chief Financial Officer, Principal Accounting Officer and General Manager is the Director, CEO and a Shareholder of Tian Chang.

On March 6, 2012, we signed a Memorandum of Understanding with our President entering into a Joint Venture.

On March 6, 2012, we sold 10,000,000 common shares at $0.001 per share to a director for total consideration of $10,000.

On December 12, 2012, we sold 72,000,000 common shares at $0.0016 per share to a director for total consideration of $115,200.

On December 30, 2012, we issued 189,074,250 common shares at $0.001 per share to a director in exchange for payments made to various creditors on our behalf between February 2012 and December 2012 in the amount of $189,074.

On June 11, 2013, we collected $100,000 in relation to the promissory note agreement entered into with a related party dated March 1, 2013 for a subscription receivable.

On June 28, 2013, we collected $30,000 in relation to the promissory note agreement entered into with a related party dated March 1, 2013 for a subscription receivable.

On July 8, 2013, we collected $100,000 in relation to the promissory note agreement entered into with a related party dated March 1, 2013 for a subscription receivable.

Except as disclosed above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

Any of our directors or officers;

Any person proposed as a nominee for election as a director;

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

Our sole promoter, Jui Feng Fang;

Any relative or spouse of any of the foregoing persons who has the same house as such person;

Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

We do not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Our board members are responsible for review, approval and ratification of “related-person transactions” between us and any related person.  Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing.

131

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our officers and our directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

132

FANGMAX ARTIFACTS CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

May 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' DEFICIT

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

133

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

FANGMAX ARTIFACTS CORP.

(A Development Stage Company)

  We have audited the accompanying balance sheets of FangMax Artifacts Corp. (the “Company”) as of May 31, 2013 and May 31, 2012 and the related statements of operations, stockholders' equity (deficit) and cash flows for the periods from inception (February 13, 2012) through May 31, 2013 and from inception (February 13, 2012) through May 31, 2012.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FangMax Artifacts Corp. as of  May 31, 2013 and May 31, 2012 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 6, 2013

F-1

FANGMAX ARTIFACTS CORP.
(A Development Stage Company)
BALANCE SHEETS

		May 31, 2013	May 31, 2012

ASSETS
CURRENT ASSETS
Cash	$46,217	$	9,877
TOTAL CURRENT ASSETS	$46,217	$	9,877

TOTAL ASSETS	$46,217	$	9,877

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,099	$	764
Accounts payable, related party	$2,000	$	-
TOTAL CURRENT LIABILITIES	3,099		764

STOCKHOLDERS' EQUITY
Authorized
1,500,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 and 1,152,778,396 shares of common stock
at $0.001 per share for 2012 and 2013, respectively	$1,152,779	$	10,000
Additional paid in capital	2,487,359		-
Stock payable	-		445,595
Subscription receivable	(2,000,000)		-
Deficit accumulated during the development stage	(1,597,020)		(446.482)
TOTAL STOCKHOLDERS' EQUITY	$43,118	$	9,113
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,217	$	9,877

The accompanying notes are an integral part of these financial statements.

F-2

FANGMAX ARTIFACTS CORP. (A Development Stage Company) STATEMENTS OF OPERATIONS For the year ended May 31, 2013 and the period from inception (February 13, 2012) to May 31, 2013 and 2012
	Year ended May 31, 2013	Period from inception	Period from inception
		(February 13, 2012) to	(February 13, 2012) to
		May 31, 2012	May 31, 2013
REVENUE

Revenue	$-	$-	$-
Total revenue	-	-	-

EXPENSES

Meals and entertainment	$2,917	$16,559	$19,476
Consulting service fees	1,092,937	267,097	1,360,034
Legal and professional	37,672	107,966	145,638
Rent	1,231	2,063	3,294
Travel	4,292	52,468	56,760
Interest expenses	1,020	-	1,020
Bank charges	870	53	923
Office supplies	-	35	35
Sundry expenses	-	123	123
Total operating expenses	1,140,939	444,364	1,585,303
Total operating loss	1,140,939	(444,364)	(1,585,303)

Other income
Interest income	$187	$-	$187
Foreign Currency Exchange Gain/(Loss)	(9,786)	(118)	(9,904)
NET LOSS	$(1,150,538)	$(446,482)	$(1,597,020)

BASIC LOSS PER COMMON SHARE	$(0.00)	$(0.04)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

	467,337,325	10,000,000

The accompanying notes are an integral part of these financial statements.

F-3

FANGMAX ARTIFACTS CORP.
STATEMENT OF STOCKHOLDERS’ DEFICIT
(A Development Stage Company)

						Accumulated Deficit
	Common		Subscription	Additional Paid-in	Stock	During the
	Shares	Amount	Receivable	Capital	Payable	Development Stage	Total
Balance at February 13, 2012 (Inception)	-	-	-	-	-	-	-

Stock payable for debt settlement	-	$ -	-	-	445,595	$ -	445,595
Common stock issued for cash	10,000,000	10,000	-	-	-	-	10,000
Net Loss	-	-	-	-	-	(446,482)	(446,482)
Balance May 31, 2012	10,000,000	$ 10,000	$ -	$ -	$ 445,595	$ (446,482)	$ 9,113

Common stock issued for stock payable	278,497,050	278,497	-	167,098	(445,595)	-	-
Common stock issued for debt settlement	210,577,200	210,577	-	126,347	-	-	336,924
Common stock issued for services related to equity offering	153,398,120	153,399	-	92,038	-	-	245,437
Common stock issued for cash	250,306,026	250,306	-	351,876	-	-	602,182
Common stock issued for cash, but not yet received	250,000,000	250,000	(2,000,000)	1,750,000	-	-	-
Net Loss	-	-	-	-	-	(1,150,538)	(1,150,538)
Balance May 31, 2013	1,152,778,396	1,152,779	(2,000,000)	2,487,359	-	(1,597,020)	43,118

The accompanying notes are an integral part of these financial statements.

F-4

FANGMAX ARTIFACTS CORP (A Develoopment Stage Company) STATEMENTS OF CASH FLOW For the period from inception (February 13, 2012) to May 31, 2013
		Period from inception
	May 31, 2013	(February 13, 2012) to May 31. 2012	(February 13, 2012) to May 31. 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,150,538)	$(446,482)	$(1,597,020)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for consulting services	582,360	-	582,360
Stock payable for services	-	445,595	445,595
Change in operating assets and Liabilities:
Increase in accounts payable and accrued expenses	335	764	1,099
Accounts payable to related parties	2000	-	2,000
NET CASH USED IN OPERATING ACTIVITIES	(565,843)	(123)	(565,966)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common shares	602,183	10,000	612,183

NET CASH PROVIDED BY FINANCING ACTIVITIES	602,183	10,000	612,183

CASH FLOWS FROM INVESTING ACTIVITIES	$-	$-	$-

NET INCREASE IN CASH	36,340	9,877	46,217

CASH, BEGINNING OF PERIOD	9,877	-	-

CASH, END OF PERIOD	$46,217	$9,877	$46,217

Supplemental disclosure of cash flow information Non-cash financing activities:
Common Stock issued for Common Stock Payable	$445,595	-	445,595
Common Stock issued for Subscription Receivable	$2,000,000	-	2,000,000

The accompanying notes are an integral part of these financial statements.
F-5

FANGMAX ARTIFACTS CORP.
(A Development Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
May 31, 2013

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on February 13, 2012 and established a fiscal year end of May 31. It is a company that will import and distribute natural spring water.  The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities" and has as yet no products.  All activities of the Company to date relate to its organization, initial funding, and share issuances.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $1,597,020.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

Basis of Presentation

The financial statements present the balance sheet, statements of operations as at May 31, 2013 and 2012, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Cash and Cash Equivalents
For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity date of three months or less to be cash equivalent.
As at May 31, 2013 the Company held $46,217 in cash and zero in cash equivalents.

Use of Estimates and Assumptions

Preparation of the audited financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements
The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Fair Value of Financial Instruments

FASB ASC Topic 825 – Financial Instruments requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  The Company’s financial instruments consist primarily of cash, prepaid expenses, customer deposit, accounts payable and some other current liabilities.  The Company believes that the carrying values of these financial instruments approximate their fair value due to the short-term nature of these items.

As defined in FASB ASC Topic No. 820 – 10 (formerly SFAS 157 – Fair Value Measurements), fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements.  The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.  The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.  Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3:

Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity).

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgement, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The company had no instruments re-measured to fair value on recurring or non-recurring basis as of May 31, 2012 or May 31, 2011.

NOTE 3 – CAPITAL STOCK

The Company is authorized to issue an aggregate of 1,500,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of May 31, 2013, the Company has issued 1,152,778,396 common shares as follows:

On March 6, 2012, 10,000,000 common shares were issued for cash at prices of $0.001 per share.

On December 4, 2012, 153,398,120 common shares were issued two consultants for services directly related to the S-1 registration and offering at price of $0.001 per share.

On December 12, 2012, 250,000,000 common shares were issued for cash at price of $0.0016 per share.

On December 30, 2012, 489,074,250 common shares were issued for debt settlement at price of $0.001 per share.

On January 25, 2013, 199,964 common shares were issued for cash at price of $0.5 per share.

On February 27, 2013, 19,750 common shares were issued for cash at price of $0.8 per share.

On March 1, 2013, 250,000,000 common shares were issued for total proceeds of $2,000,000. This amount was held under subscription receivable as of May 31, 2013 and is due in November of 2013 from a related party as per the signed promissory note.

On March 11, 2013, 85,432 common shares were issued for cash at price of $1 per share.

On May 8, 2013, 880 common shares were issued for cash at price of $1.1 per share.

NOTE 4 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of May 31, 2013 and 2012 is as follows:

F-7

May 31, 2012 May 31, 2013

Net operating loss carry forward	(887) (1,013,895)
Effective Tax rate	35% 35%
Deferred Tax Assets	(310) (354,863)
Less: Valuation Allowance	310 354,863
Net deferred tax asset	$ 0 $ 0

The net federal operating loss carry forward will expire between 2031 and 2032.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 5 – RELATED PARTY TRANSACTIONS

On March 6, 2012, the Company entered into a Memorandum of Understanding with Tian Chang International Artifacts Company Limited (“Tian Chang”) to franchise its rights to Tian Chang for the operations of an Internet Artifacts Museum and Ground Artifacts Exhibition in the Republic of Taiwan. The President of the Company is the President and a shareholder of Tian Chang. The Director of the Company is the Director and a shareholder of Tian Chang. The Treasurer, Chief Financial Officer, Principal Accounting Officer and General Manager of the Company is the Director, CEO and a Shareholder of Tian Chang.

On March 6, 2012, a Memorandum of Understanding was signed between the Company and the President of the Company for entering into a Joint Venture.

On March 6, 2012, the Company sold 10,000,000 common shares at $0.001 per share to its director for total consideration of $10,000.

On December 12, 2012, the Company sold 72,000,000 common shares at $0.0016 per share to its director for total consideration of $115,200.

On December 30, 2012, the Company issued 189,074,250 common shares at $0.001 per share to its director in exchange for payments made to various creditors on behalf of the Company between February 2012 and December 2012 in the amount of $189,074.

On March 1, 2013, 250,000,000 common shares were issued for total proceeds of $2,000,000. This amount was held under subscription receivable as of May 31, 2013 and is due in November of 2013 from the Treasurer of the Company as per the signed promissory note.

As of May 31, 2013 and May 31, 2012, there were amounts due to related party of $2,000 and $0, respectively.

NOTE 6 - SUBSEQUENT EVENTS

The Company’s First Annual General Meeting is scheduled to be held on September 11, 2013 in Kaohsiung City, Taiwan, Republic of Taiwan.

On June 11, 2013, the Company collected $100,000 in relation to the promissory note agreement entered between the Company and a related party dated March 1, 2013 for a subscription receivable.

On June 28, 2013, the Company collected $30,000 in relation to the promissory note agreement entered between the Company and a related party dated March 1, 2013 for a subscription receivable.

On July 8, 2013, the Company collected $200,000 in relation to the promissory note agreement entered between the Company and a related party dated March 1, 2013 for a subscription receivable.

On August 12, 2013, the Company collected $170,000 in relation to the promissory note agreement entered between the Company and a related party dated March 1, 2013 for a subscription receivable.

On August 26, 2013, the Company collected $70,000 in relation to the promissory note agreement entered between the Company and a related party dated March 1, 2013 for a subscription receivable.

On September 3, 2013, the Company collected $100,000 in relation to the promissory note agreement entered between the Company and a related party dated March 1, 2013 for a subscription receivable.

F-8

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$10,491.07
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$50,000.00
Edgar filing fees	$2,000.00
Miscellaneous expenses	$697,508.93
Total	$765,000.00

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

134

Indemnification of Directors and Officers

Our officers and our directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

On March 6, 2012, 10,000,000 common shares were issued for cash at prices of $0.001 per share.

On December 4, 2012, 153,398,120 common shares were issued two consultants for services directly related to the S-1 registration and offering at price of $0.001 per share.

On December 12, 2012, 250,000,000 common shares were issued for cash at price of $0.0016 per share.

On December 30, 2012, 489,074,250 common shares were issued for debt settlement at price of $0.001 per share.

On January 25, 2013, 199,964 common shares were issued for cash at price of $0.5 per share.

On February 27, 2013, 19,750 common shares were issued for cash at price of $0.8 per share.

On March 1, 2013, 250,000,000 common shares were issued for total proceeds of $2,000,000. This amount was held under subscription receivable as of May 31, 2013 and is due in November of 2013 from a related party as per the signed promissory note for a subscription receivable.

On March 11, 2013, 85,432 common shares were issued for cash at price of $1 per share.

On May 8, 2013, 880 common shares were issued for cash at price of $1.10 per share.

All of the above shares were issued pursuant to private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

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Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Certificate of Amendment
3.3	By-Laws
5.1	Legal Opinion of Dean Law Corp., with consent to use
10.1	Memorandum of Understanding with Tian Chang International Artifacts Company Limited
10.2	Manager Consulting Service Agreement with Access Finance and Securities (NZ) Limited
10.3	Prospectus Service Agreement with Access Management Consulting and Marketing PTE Ltd.
23.1	Consent of M&K CPAS, PLLC
99.1	Form of Subscription Agreement

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on the 10th day of September, 2013.

FANGMAX ARTIFACTS CORP.

By: /s/ Jui Feng Fang
Jui Feng Fang
President, Chief Executive Officer,
Secretary and Director

By:  /s/ Mao Tang Lin
Mao Tang Lin
Treasurer, Chief
Financial Officer, and Principal
Accounting Officer and General Manager

By:  /s/ Pen Yuan Chang
Pen Yuan Chang
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Jui Feng Fang	President, Chief Executive	September 10, 2013
Jui Feng Fang	Officer, Secretary, and Director

/s/ Mao Tang Lin	Treasurer, Chief Financial Officer, and	September 10, 2013
Mao Tang Lin	Principal Accounting Officer and General Manager

/s/ Pen Yuan Chang	Director	September 10, 2013
Pen Yuan Chang

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